Goldman Sachs Funds S P E C I A L T Y F U N D S Annual Report December 31, 2005 Long-term growth of capital from portfolios that invest in a variety of equity securities.

Goldman Sachs Specialty Funds GOLDMAN SACHS TOLLKEEPER FUNDSM GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND GOLDMAN SACHS REAL ESTATE SECURITIES FUND The Tollkeeper FundSM invests in equity securities of high quality technology, media or service companies that adopt or use technology to improve their cost structure, revenue opportunities or competitive advantage. The Tollkeeper FundSM is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors. Securities of issuers held by the Fund may lack sufficient market liquidity to enable the Fund to sell the securities at an advantageous time or without a substantial drop in price. Because the Fund invest in “Tollkeeper” companies, its net asset value may fluctuate substantially over time and its performance may be substantially different from the returns of the broader stock market. The Structured Tax-Managed Equity Fund invests in a broadly diversified portfolio of U.S. equity investments and is subject to market risk so that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. The Fund may invest in securities of any capitalization, including mid-cap and small-cap companies, which involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. The Fund uses both a variety of quantitative techniques and fundamental research when selecting investments which have the potential to maximize the Fund’s after-tax return, and minimize capital gains and income distribution. Of course, no assurance can be offered that the Structured Tax-Managed Equity Fund’s tax-managed strategies will reduce the amount of taxable income and capital gains distributed by the Fund to shareholders. The Fund is not suitable for IRAs or other tax-exempt or tax-deferred accounts. IRS Circular 230 Disclosure: Goldman Sachs does not provide legal, tax or accounting advice. Any statement contained in this communication (including any attachments) concerning U.S. tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties imposed on the relevant taxpayer. Clients of Goldman Sachs should obtain their own independent tax advice based on their particular circumstances. The Real Estate Securities Fund invests primarily in a diversified portfolio of equity investments in issuers related to the real estate industry, including Real Estate Investment Trusts (“REITs”). The value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT. REITs and real estate companies are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. The Fund is subject to greater risk of loss as a result of adverse economic, business or other developments than if its investments were diversified across different industry sectors. Securities of issuers held by the Fund may lack sufficient market liquidity to enable the Fund to sell the securities at an advantageous time or without a substantial drop in price. Because the Fund invests in issuers related to the real estate industry, its net asset value may fluctuate substantially over time and its performance may be substantially different from the returns of the broader stock market. Effective January 6, 2006, the CORESM Tax-Managed Equity Fund was renamed the Structured Tax-Managed Equity Fund. NOT FDIC-INSURED May Lose Value No Bank Guarantee

GOLDMAN SACHS TOLLKEEPER FUND[SM]

What Differentiates the Goldman Sachs Tollkeeper Investment Process?

The Goldman Sachs Tollkeeper Fund seeks to provide investors with a unique solution to investing in companies that are well positioned to benefit from the proliferation of technology. The Fund invests in a portfolio of high quality technology, media and service companies that adopt or use technology to improve their cost structure, revenue opportunities or competitive advantage.

Goldman Sachs' Growth Equity Investment Process

1 STOCK SELECTION

Buy the business:
Invest as though we are actually buying the company, rather than trading its stock

Buy high quality growth businesses:

- Strong brand name
- Dominant market share
- Recurring revenue stream
- Free cash flow generation
- Long product life cycles
- Strong company management

Buy at a discount to the business' true value

2 PORTFOLIO CONSTRUCTION

Team Based:
Portfolio decisions are made by the entire team

Continuous Scrutiny:
Daily review of market, industry and company developments

Fundamental Analysis:
Portfolio holdings are determined by the risk/reward characteristics and the team's conviction in the overall business

3 RESULT

Growth stock portfolio that:

- is **strategically positioned** for long-term growth potential
- has **low turnover** — a result of **bottom-up stock selection** with a focus on **long-term investing**
- is a **high quality portfolio** that is well positioned for **long-term growth** potential

1

P O R T F O L I O R E S U L T S Tollkeeper Fund Dear Shareholder: This report provides an overview on the performance of the Goldman Sachs Tollkeeper Fund during the one-year reporting period ended December 31, 2005. Performance Review During the one-year period that ended December 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 1.91%, 1.19%, 1.19%, 2.36% and 1.78%, respectively. These returns compare to the 1.37% cumulative total return of the Fund’s benchmark, the NASDAQ Composite Index, over the same time period. As these returns indicate, the Fund performed largely in line with its benchmark during the reporting period. Market Review In 2005, the U.S. equity markets generated single-digit returns, but there was disparity of performance between different industries. Energy and Utility companies continued to be favored by investors, producing significant returns. Conversely, areas such as the Auto industry and the Consumer Discretionary sector suffered from weak sales growth throughout the year. The housing market in some regions began to cool by mid-year on the backdrop of steady and consistent tightening of monetary policy by the Federal Reserve Board (the “Fed”). The Fed’s actions were anticipated by the market, as the U.S. economy was robust and many corporations revealed large cash balances. Towards the middle of the year, growth style investing began to outperform value for the first extended period in over five years. Portfolio Positioning Iron Mountain, Inc. was a strong performer during the year. Shares of Iron Mountain, one of the market leaders in records and information management, were up on the heels of a strong earnings release, which exceeded expectations as profits nearly doubled. Strength was driven by better margins, pricing gains, and growth in free cash flow. Toward the end of the year, Iron Mountain also raised its full-year guidance for 2005, citing continued improvement in the company’s fundamentals and sustained growth in its newer digital archive business segment. In the Media sector, Cablevision Systems Corp.’s stock rose sharply after the Dolan family announced that it intended to take the business private for approximately $8 billion. Under the terms of the deal, investors would have received $21 for each share of Cablevision owned plus shares in Rainbow Media, which consists of properties such as Madison Square Garden, the New York Knicks and Rangers, as well as cable networks American Movie Classics (AMC), Women’s Entertainment (WE), and Independent Film Channel (IFC). Upon the market’s positive reaction to the news, we exited our position and were not negatively affected by the Dolan family’s decision to rescind the offer. 2

P O R T F O L I O R E S U L T S On the positive side, within the Technology sector, Google, Inc. and Salesforce.com, Inc. significantly contributed to returns. Salesforce.com, a leading provider of on-demand customer relationship-management services and software, continued to execute strongly, adding 43,000 net subscribers during the year. Google’s stock climbed higher during the period as the company released its third-quarter earnings that revealed a seven-fold increase from last year. New products such as instant messaging and improvements to Google Maps were credited for attracting higher volumes of traffic to the company’s website. In addition, we believe Google increased its advertising clout and strengthened its bond with Time Warner’s America Online unit by buying a 5% stake in the company. Google continues to be the dominant market share leader with a commanding 45% share of all U.S. Internet searches. Maintaining our favorable opinion of Google’s prospects, but minding our valuation discipline, we trimmed the position towards the end of the year. Detractors from returns included weak performance by Dolby Laboratories, Inc. and Dell, Inc. Investors reacted negatively to Dolby’s lowered guidance based on weaker royalty reports. The company said that the slowdown in traditional DVD players, the slower-than-expected switch to next-generation players, and the lack of a High-Definition (HD) standard had a negative impact on short-term performance. We believe the company’s long-term fundamentals remain intact. At the beginning of November 2005, Dell lowered its earnings guidance for its recently completed fiscal third quarter, driving its stock down. The reduced expectations for growth were attributed to restructuring and faulty computer component charges. Although Dell is in the midst of a turnaround, refocusing on profitability versus volume, we do not believe that its business model is broken. As Dell works through some of its near-term issues, we believe the market will realize that some of the problems facing Dell are transitional, and are not all secular in nature. Portfolio Highlights American Tower Corp.—American Tower contributed to performance and delivered strong results in 2005. The company’s core tower division grew revenue nearly 10% and its recently acquired SpectraSite division grew revenues slightly higher than the American Tower’s overall revenues. The company also announced a $750 million buyback program that will retire 6% of shares outstanding. This represents the first time American Tower will return capital to stock shareholders. Marvell Technology Group Ltd.—Marvell Technology Group continued to execute well in terms of gaining share in the hard-drive semiconductor market. Their small form factor hard drives are used in products such as iPods and digital video recorders such as TiVos. In addition, Marvell’s wireless LAN for consumer markets has seen solid early results, including being used in Sony’s new Play Station Portable product. 3

P O R T F O L I O R E S U L T S Univision Communications Inc.— Toward the end of 2005, the company reported an increase in earnings, citing higher ratings versus English-language networks and strong advertising sales. The Univision network ranked second in prime time viewership during the quarter, behind Fox and ahead of CBS, NBC, and ABC. The company sees growth accelerating in the fourth quarter and into 2006 as a result of strong upfront ad sales, capitalizing on record ratings, and increased efficiencies. The company also announced an initiative to focus more resources on sales and marketing while also cutting costs. In addition, we believe investors reacted positively to the company’s announcement that it acquired Spanish-language U.S. broadcast rights to the 2010 and 2014 World Cups and other soccer tournaments. We sold the stock during the reporting period to capture profits. We thank you for your investment and look forward to your continued confidence. Goldman Sachs Growth Equity Management Team January 18, 2006 4

FUND BASICS

Tollkeeper Fund

as of December 31, 2005

Assets Under Management

$315.7 Million

Number of Holdings

34

NASDAQ SYMBOLS

Class A Shares

GITAX

Class B Shares

GITBX

Class C Shares

GITCX

Institutional Shares

GITIX

Service Shares

GITSX

PERFORMANCE REVIEW

January 1, 2005–December 31, 2005	Fund Total Return (based on NAV)[1]	NASDAQ Composite Index[2]
Class A	1.91%	1.37%
Class B	1.19	1.37
Class C	1.19	1.37
Institutional	2.36	1.37
Service	1.78	1.37

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance reflects the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The NASDAQ Composite Index is a broad-based capitalization-weighted index of all NASDAQ National Market and Small-Cap stocks. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]

For the period ending December 31, 2005	One Year	Five Years	Since Inception[3] (10/1/99)
Class A	-3.72%	-8.62%	-4.10%
Class B	-3.81	-8.65	-3.96
Class C	0.19	-8.29	-3.98
Institutional	2.36	-7.21	-2.83
Service	1.78	-7.62	-3.29

[3] **The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.**

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

TOP 10 HOLDINGS AS OF 12/31/05[4]

Holding	% of Net Assets	Line of Business
Microsoft Corp.	5.9%	Computer Software
Cisco Systems, Inc.	4.7	Networking/Telecommunications Equipment
Tessera Technologies, Inc.	4.6	Semi Capital
American Tower Corp.	4.5	Telecommunications
Dell, Inc.	4.5	Computer Hardware
Linear Technology Corp.	4.5	Semiconductors
Iron Mountain, Inc.	4.3	Commercial Services
First Data Corp.	4.1	Computer Services
Avocent Corp.	4.0	Computer Hardware
QUALCOMM, Inc.	4.0	Semiconductors

[4] The top 10 holdings may not be representative of the Fund's future investments.

5

F U N D B A S I C S S E C T O R A L L O C AT I O N A S O F 1 2 / 3 1 / 0 5 [5] Percentage of Portfolio 59.8% 60% 50% 40% 30% 17.7% 20% 12.6% 10% 5.9% 2.0% 2.0% 0% Internet and Online Media Other Short-term Investments Technology Telecommunications [5]The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments include repurchase agreements and securities lending collateral. 6

GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND

What Differentiates the Goldman Sachs Structured Tax-Management Process?

In managing money for many of the world's wealthiest taxable investors, Goldman Sachs often constructs a diversified investment portfolio around a tax-managed core. With the Goldman Sachs Structured Tax-Managed Equity Fund, investors can access Goldman Sachs' tax-smart investment expertise while capitalizing on this same strategic approach to portfolio construction.

Goldman Sachs' Structured Tax-Management Investment Process

Goldman Sachs' CORE℠ ("Computer-Optimized, Research-Enhanced") investment process is a disciplined quantitative approach that has been consistently applied since 1989. With this Fund, the CORE process is enhanced with an additional layer that seeks to maximize after-tax returns.

1 STOCK SELECTION

- Comprehensive
- Rigorous
- Objective
- Extensive
- Fundamental
- Insightful

Advantage: Daily analysis of approximately 3,000 U.S. equity securities using a proprietary model

2 PORTFOLIO CONSTRUCTION

- Benchmark driven
- Sector and size neutral
- Tax optimized

Tax optimization is an additional layer that is built into the existing CORE investment process — a distinct advantage. While other managers may simply seek to minimize taxable distributions through a low turnover strategy, this extension of CORE seeks to maximize after-tax returns — the true objective of every taxable investor.

Advantage: Value added through stock selection — not market timing, industry rotation or style bias

3 RESULT

- A fully invested, style-consistent portfolio
- Broad access to the total U.S. equity market
- A consistent goal of maximizing after-tax risk-adjusted returns

7

P O R T F O L I O R E S U L T S Structured Tax-Managed Equity Fund Dear Shareholder: This report provides an overview on the performance of the Goldman Sachs Structured Tax-Managed Equity Fund during the one-year reporting period ended December 31, 2005. Performance Review For the one-year period that ended December 31, 2005, the Fund’s Class A, B, C, Institutional, and Service Shares generated cumulative total returns, without sales charges, of 8.77%, 7.96%, 7.97%, 9.25% and 8.70%, respectively. These returns compare to the 6.12% cumulative total return of the Fund’s benchmark, the Russell 3000 Index (with dividends reinvested), over the same time period. The Fund outperformed its benchmark over the reporting period, due to solid returns from the CORE themes, a disciplined approach to security analysis and rigorous risk management. Returns from the CORE themes were positive for the one-year period. Momentum was the most significant contributor to relative returns, as companies with strong momentum characteristics outperformed their industry counterparts. Valuation, Earnings Quality, Profitability, Management Impact and Analyst Sentiment also added value, albeit to a lesser extent. Stock selection was successful overall during the reporting period. The Fund’s positions in the Information Technology and Energy sectors outpaced their peers in the benchmark the most. On the downside, stock selection in the Consumer Discretionary and Healthcare sectors hurt returns the most for the period, but did little to offset the gains experienced elsewhere. Market Review The U.S. equity markets finished 2005 with solid gains, resulting in a third calendar year of positive returns. After a lackluster first half, the markets strengthened in the third and fourth quarters of the year and the S&P 500 Index returned 4.91% during the one-year period ended December 31, 2005. The broad market, as measured by the Russell 3000 Index, returned 6.12% over the same period. Value stocks outperformed their growth counterparts for the sixth consecutive year, with the Russell 3000 Value Index returning 6.85% versus the Russell 3000 Growth Index return of 5.17%. From a market cap perspective, mid-caps outperformed large- and small-cap stocks, with the Russell MidCap, Russell 1000 and Russell 2000 Indexes returning 12.65%, 6.27% and 4.55%, respectively. Portfolio Positioning The Structured Tax-Managed Equity Fund seeks to provide investors with a tax-efficient means for maintaining broadly diversified exposure to the entire U.S. equity market. The benchmark is the Russell 3000 Index, which covers a range of issuers from large- to small-cap stocks. In managing the structured products, we do not take size or sector bets. Rather, we seek to add value versus the Fund’s benchmark by individual stock selection. Our quantitative process seeks out stocks with good momentum that also appear to be good values (relative to other stocks in the same industry). We prefer stocks favored by fundamental research analysts 8

P O R T F O L I O R E S U L T S and less volatile stocks with lower-than-average probability of reporting disappointing earnings. Our portfolio construction process integrates tax considerations into investment decisions with the goal of maximizing after-tax return. In terms of individual stocks, overweights in Sunoco, Inc., Tesoro Petroleum Corp., and Valero Energy Corp. were among the most successful holdings in the portfolio during the reporting period. On the downside, overweight positions in Biogen IDEC Inc., Pfizer, Inc., and Harman International Industries Inc. were among the biggest detractors from excess returns for the one-year period. Biogen IDEC and Harman International Industries Inc. were eliminated from the portfolio during the period. We thank you for your investment and look forward to your continued confidence. Goldman Sachs Quantitative Equity Investment Team New York, January 18, 2006 9

FUND BASICS

Structured Tax-Managed Equity Fund

as of December 31, 2005

Assets Under Management

$142.4 Million

Number of Holdings

169

NASDAQ SYMBOLS

Class A Shares

GCTAX

Class B Shares

GCTBX

Class C Shares

GCTCX

Institutional Shares

GCTIX

Service Shares

GCTSX

PERFORMANCE REVIEW

January 1, 2005–December 31, 2005	Fund Total Return (based on NAV)[1]	Russell 3000 Index[2]
Class A	8.77%	6.12%
Class B	7.96	6.12
Class C	7.97	6.12
Institutional	9.25	6.12
Service	8.70	6.12

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance assumes the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The Russell 3000 Index is an unmanaged index that measures the performance of the 3,000 largest U.S. companies based on total market capitalization which represents approximately 98% of the investable U.S. equity market. Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]

For the period ending December 31, 2005	One Year	Five Years	Since Inception (4/3/00)
Class A	2.75%	2.08%	-0.17%
Class B	2.96	2.10	-0.10
Class C	6.97	2.46	0.05
Institutional	9.25	3.67	1.23
Service	8.70	3.15	0.74

[3] **The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.**

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

TOP 10 HOLDINGS AS OF 12/31/05[4]

Holding	% of Net Assets	Line of Business
General Electric Co.	2.8%	Industrial Conglomerates
Procter & Gamble Co.	2.6	Household Products
Bank of America Corp.	2.5	Banks
Johnson & Johnson	2.2	Pharmaceuticals
Hewelett-Packard Co.	1.8	Computers & Peripherals
Verizon Communications, Inc.	1.8	Diversified Telecommunication Services
The Coca-Cola Co.	1.8	Beverages
UnitedHealth Group, Inc.	1.8	Healthcare Providers & Services
Time Warner, Inc.	1.8	Media
Google, Inc.	1.7	Internet Software & Services

[4] The top 10 holdings may not be representative of the Fund's future investments.

10

F U N D B A S I C S STANDARDIZED AFTER-TAX PERFORMANCE AS OF 12/31/05 Since Inception Class A Shares One Year Five Years (4/3/00) Returns before taxes* 2.75% 2.08% -0.17% Returns after taxes on distributions** 2.74 2.04 -0.21 Returns after taxes on distributions*** 1.80 1.76 -0.16 and sale of Fund shares The after-tax returns are calculated using the historically highest individual federal marginal income tax rates at the time of distributions and do not reflect state and local taxes. In addition, the after-tax returns shown are not relevant to investors who hold Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts. Under certain circumstances, the addition of the tax benefits from capital losses resulting from redemptions may cause the Returns After Taxes on Distributions and Sale of Fund Shares to be greater than the Returns After Taxes on Distributions or even Returns Before Taxes. The after-tax returns for Institutional and Service Classes and Class B and Class C Shares will vary. Standardized after-tax returns assume reinvestment of all distributions at NAV and reflect a maximum initial sales charge of 5.5% for Class A Shares. * Returns Before Taxes do not reflect taxes on distributions on a Fund’s Class A Shares nor do they show how performance can be impacted by taxes when shares are redeemed. ** Returns After Taxes on Distributions assume that taxes are paid on distributions on a Fund’s Class A Shares (i.e., dividends and capital gains) but do not reflect taxes that may be incurred upon redemption of the Class A Shares at the end of the performance period. *** Returns After Taxes on Distributions and Sale of Fund Shares reflect taxes paid on distributions on a Fund’s Class A Shares and taxes applicable when the shares are redeemed. 11

FUND BASICS

SECTOR ALLOCATION AS OF 12/31/05[5]

Percentage of Portfolio


25%
20%
15%
10%
5%
0%
11.7%
7.6%
8.2%
21.6%
14.5%
11.8%
16.2%
1.9%
0.4%
3.6%
2.5%
Consumer Discretionary
Consumer Staples
Energy
Financials
Health Care
Industrials
Information Technology
Materials
Short-term Investments
Telecommunication Services
Utilities

[5] The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments include repurchase agreements and securities lending collateral.

12

GOLDMAN SACHS REAL ESTATE SECURITIES FUND

What Differentiates the Goldman Sachs Real Estate Investment Process?

The Goldman Sachs Real Estate Securities Strategy seeks to generate long-term growth of capital and dividend income by investing primarily in real estate investment trusts (REITs). REITs offer daily liquidity, strong historic returns, low volatility and low correlation to traditional asset classes.

Goldman Sachs' Real Estate Investment Process

1 STOCK SELECTION

Buy high quality companies.
We seek to purchase those companies that combine the best market exposures, capital structures, growth prospects and management teams.

Buy at a reasonable price.

We seek to consistently select securities at a discount to the intrinsic value of the business.

Diversification reduces risk.

We seek to diversify the portfolio holdings based on property type and geographic markets to manage risk without compromising returns.

2 PORTFOLIO CONSTRUCTION

Team Based:
Portfolio decisions are made by the entire team

Continuous Scrutiny:
Daily review of market, industry and company developments

Fundamental Analysis:
Portfolio holdings are determined by the risk reward characteristics and the team's conviction in the overall business

3 RESULT

Real estate securities portfolio that:

- is strategically positioned for long-term growth potential
- has low turnover — a result of bottom-up stock selection with a focus on long-term investing
- is a high quality portfolio that is well positioned for long-term growth potential

13

P O R T F O L I O R E S U L T S Real Estate Securities Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Real Estate Securities Fund during the one-year reporting period that ended December 31, 2005. Performance Review Over the one-year period that ended December 31, 2005, the Fund’s Class A, B, C, Institutional, and Service Shares generated cumulative total returns of 12.83%, 12.03%, 12.03%, 13.30% and 12.76%, respectively. These returns compare to the 14.04% cumulative total return of the Fund’s benchmark, the Wilshire Real Estate Securities Index (with dividends reinvested), over the same time period. During the reporting period, the Fund underperformed its benchmark as its overweight position in the Hotel sector and stock selection in the Multi-family sector detracted from performance. In contrast, stock selection was positive in the Retail and Industrial sectors, as was an overweight in the Office sector. Market Review The real estate securities market, as measured by the Wilshire Real Estate Securities Index, returned 14.04% in 2005. While returns were volatile for the year, the REIT market outperformed the S&P 500 Index for the sixth year in a row. The REIT market was supported by the continued recovery in real estate. In addition, investors sought to diversify their portfolios with yield-oriented assets. Although the U.S. economy was faced with numerous challenges in 2005, including rising short-term interest rates, higher energy prices, and a slowing housing market, gross domestic product (“GDP”) increased at an annual rate of 3.6% and the economy added over two million jobs. The unemployment rate averaged 5.1%, an improvement from the 5.5% average in 2004. In the case of commercial real estate, continued job growth, combined with moderate new supply levels, fueled improving fundamentals, both in terms of occupancy and rental levels. Consequently, real estate securities earnings accelerated in 2005. Portfolio Positioning The Self-Storage sector had an exceptionally good year, posting the highest return of any sector. Although the Fund’s underweight position detracted from performance, we maintained this posture due to valuation concerns. We believe aggressive earnings expectations and merger-and- acquisition activity, specifically Public Storage, Inc.’s ongoing take-over attempt of Shurgard Storage Centers Inc., has now made Self Storage one of the most richly valued sectors. Although the Fund’s modest underweight in the strong-performing Retail sector over the period detracted from performance, positive stock selection more than compensated for this positioning. In particular, the Fund’s overweight in General Growth Properties, Inc. and Kimco Realty Corp. enhanced results. After underperforming in the first half of the year, the Residential sector ended the fiscal year slightly ahead of the broad REIT market. Relatively low interest rates and relatively easy mortgage terms had lured many apartment dwellers into 14

P O R T F O L I O R E S U L T S homeownership and occupancy levels consequently dropped. However, we believe that higher home prices and moderately rising interest rates are now making ownership for many would-be first-time buyers more difficult. Additionally, we believe there are positive employment and demographic trends favoring the Residential sector. As a result, apartment landlords are seeing vacancies fall and concessions drop in many markets across the country. Although this is positive, we believe much of this fundamental improvement is already reflected in valuations. With merger-and-acquisition euphoria and buy-out speculation further propelling valuations, the Fund remains underweight in the Residential sector. Within the sector, we continue to focus on those companies that have strong balance sheets and the ability to raise dividends. One such Fund holding that met those criteria over the reporting period was AvalonBay Communities, Inc. After several years of negative fundamentals, the Office sector improved in 2005, with the national vacancy rate at approximately 14.7% versus 16.3% in the fourth quarter of 2004. The last three months of 2005 marked the seventh straight quarter of vacancy declines, with rental rates showing their strongest annual growth in five years. Very modest levels of new supply in the higher-barrier markets have been a critical component of the ongoing Office recovery. However, the overall numbers mask some disparities. Certain markets have demonstrated strong gains, particularly New York, Washington DC, and Southern California. Though generally improving, other markets, such as Chicago, have relatively high vacancy rates and tenants still have strong negotiating power. We remain focused on those companies that have strong management teams, high quality assets, strong capital structures and favorable geographic exposures. The Industrial sector continued to improve at a slightly more accelerated pace versus the Office sector. We remain focused on companies such as ProLogis and AMB Property Corp., which are headquartered in the U.S. but have a global platform. Both companies focus on developing and managing a global distribution network for the world’s largest users of warehouse space. Due to positive economic trends and the unique, value-enhancing business strategies of these two companies, the Fund was overweight the Industrial sector. Hotel stocks were affected by the broader market weakness during the year, partially stemming from concern over higher fuel costs. In 2005, hotel stocks returned roughly 8%, outperforming the broad equity market but underperforming real estate securities. We believe the concern was exaggerated, as hotel fundamentals are exceptionally strong. New construction, particularly in the case of the high-end luxury segment, has been muted and condominium conversions have helped further constrict new supply in major markets. Leisure travel continues to remain strong, corporate travel is approaching a pre-9/11 pace, and the relatively weak dollar continues to entice foreign travel. According to Smith Travel Research, U.S. room occupancy rose 7% in 2005 and revenue per room climbed 15%. In addition, average daily room rates moved from $76.50 to $81.93, a 7.1% increase over the last 12 months. Given that the Hotel 15

P O R T F O L I O R E S U L T S sector was the best REIT performer in the fourth quarter of 2005, it seems the market is now regaining confidence in the sector. We remain focused on the luxury segment where margins are most attractive and demand the strongest. In this area, the Fund holds companies such as Starwood Hotels & Resorts Worldwide, Inc., Host Marriott Corp. and Hilton Hotels Corp. Portfolio Highlights General Growth Properties, Inc. — General Growth Properties is the second largest mall owner in the U.S. Its strategy is to develop, acquire and renovate regional malls to create a geographically diverse and productive national mall portfolio. Starwood Hotels & Resorts Worldwide, Inc. — Starwood’s focus on the luxury segment within urban markets, its excellent balance sheet and successful repositioning of the Sheraton brand have contributed to its recent performance. New supply in the upscale segment, in which most of Starwood’s properties reside, continues to drop. Starwood generates almost 20% of its North American revenue from New York City, arguably the strongest hotel market in the country. SL Green Realty Corp. — SL Green Realty Corp. owns and operates a portfolio of 28 commercial office buildings with over 17 million square feet focused in midtown Manhattan. The Company has a strong balance sheet, a strong and experienced management team and a track record of producing long-term value for its shareholders. With its geographic focus on midtown Manhattan, where occupancies are much higher than the national average and rents are increasing rapidly, SL Green continued to outperform its peers. We remain confident and focused on our fundamental premise that good companies with superior management and strategies will outperform over time. As such, we are comfortable with the current positioning of the Fund. We thank you for your investment and look forward to your continued confidence. Goldman Sachs Real Estate Securities Investment Team January 18, 2006 16

FUND BASICS

Real Estate Securities Fund

as of December 31, 2005

Assets Under Management

$697.6 Million

Number of Holdings

46

NASDAQ SYMBOLS

Class A Shares

GREAX

Class B Shares

GREBX

Class C Shares

GRECX

Institutional Shares

GREIX

Service Shares

GRESX

PERFORMANCE REVIEW

January 1, 2005–December 31, 2005	Fund Total Return (based on NAV)[1]	Wilshire Real Estate Securities Index[2]
Class A	12.83%	14.04%
Class B	12.03	14.04
Class C	12.03	14.04
Institutional	13.30	14.04
Service	12.76	14.04

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance reflects the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The Wilshire Real Estate Securities Index is a market capitalization-weighted index comprised of publicly traded real estate investment trusts (REIT) and real estate operating companies. The Index is unmanaged and does not reflect any fees or expenses. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]

For the period ending December 31, 2005	One Year	Five Years	Since Inception (7/27/98)
Class A	6.61%	16.97%	14.13%
Class B	6.66	17.14	14.16
Class C	10.96	17.46	14.19
Institutional	13.30	18.77	15.46
Service	12.76	18.25	14.96

[3] The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

Total return figures in the above charts represent past performance and do not indicate future results, which will vary. The investment return and principal value of an investment will fluctuate and, therefore, an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the total return figures in the above charts. Please visit www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

TOP 10 HOLDINGS AS OF 12/31/05[4]

Holding	% of Net Assets	Line of Business
Simon Property Group, Inc.	6.9%	Regional Malls
Starwood Hotels & Resorts Worldwide, Inc.	6.5	Hotels
ProLogis	5.8	Industrial
Vornado Realty Trust	5.2	Diversified
General Growth Properties, Inc.	4.8	Regional Malls
Kimco Realty Corp.	4.0	Shopping Centers
Host Marriott Corp.	4.0	Hotels
Boston Properties, Inc.	4.0	Office
Equity Residential Properties Trust	3.6	Residential
AMB Property Corp.	3.3	Industrial

[4] The top 10 holdings may not be representative of the Fund's future investments.

17

F U N D B A S I C S S E C T O R A L L O C AT I O N A S O F 1 2 / 3 1 / 0 5 [5] Percentage of Portfolio 25% 20.1% 20% 15% 13.3% 13.0% 12.9% 11.7% 10.8% 10% 8.6% 5.5% 5% 2.3% 1.3% 0.5% 0% Diversified Health Care Hotels Industrial Office Other REIT Regional Malls Residential Self Storage Shopping Centers Short-term Investments [5]The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. Short-term investments include repurchase agreements and securities lending collateral. 18

GOLDMAN SACHS TOLLKEEPER FUNDSM

Performance Summary

December 31, 2005

The following graph shows the value as of December 31, 2005, of a $10,000 investment made on October 1, 1999 (commencement of operations) in Class B Shares (with the maximum contingent deferred sales charge of 5.0%). For comparative purposes, the performance of the Fund’s benchmark (the NASDAQ Composite Index) is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C, Institutional and Service Shares will vary from Class B Shares due to differences in fees and sales loads. In addition to the investment adviser’s decision regarding issuer/industry investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the portfolio.

Tollkeeper Fund’s Lifetime Performance

Performance of a $10,000 Investment, with dividends reinvested, from October 1, 1999 to December 31, 2005.

Average Annual Total Return through December 31, 2005	Since Inception	Five Years	One Year

Class A (Commenced October 1, 1999)
Excluding sales charges	-3.23%	-7.58%	1.91%
Including sales charges	-4.10%	-8.62%	-3.72%

Class B (Commenced October 1, 1999)
Excluding contingent deferred sales charges	-3.96%	-8.28%	1.19%
Including contingent deferred sales charges	-3.96%	-8.65%	-3.81%

Class C (Commenced October 1, 1999)
Excluding contingent deferred sales charges	-3.98%	-8.29%	1.19%
Including contingent deferred sales charges	-3.98%	-8.29%	0.19%

Institutional Class (Commenced October 1, 1999)	-2.83%	-7.21%	2.36%

Service Class (Commenced October 1, 1999)	-3.29%	-7.62%	1.78%

GOLDMAN SACHS TOLLKEEPER FUNDSM

Statement of Investments

December 31, 2005

Shares	Description	Value
Common Stocks – 99.9%

Audio Technology – 2.6%
478,110	Dolby Laboratories, Inc.*	$8,151,775

Commercial Services – 6.9%
324,010	Iron Mountain, Inc.*	13,679,702
158,280	The McGraw-Hill Cos., Inc.	8,171,997

		21,851,699

Computer Hardware – 11.5%
467,710	Avocent Corp.*	12,717,035
473,290	Dell, Inc.*	14,193,967
696,130	EMC Corp.*	9,481,291

		36,392,293

Computer Services – 4.1%
301,770	First Data Corp.	12,979,128

Computer Software – 19.8%
725,410	Activision, Inc.*	9,967,133
176,880	Cognos, Inc.*	6,139,505
210,953	Electronic Arts, Inc.*	11,034,951
717,860	Microsoft Corp.	18,772,039
187,650	NAVTEQ*	8,232,206
261,601	Salesforce.com, Inc.*	8,384,312

		62,530,146

Internet & Online – 3.5%
26,600	Google, Inc.*	11,035,276

Movies & Entertainment – 4.5%
448,300	Time Warner, Inc.	7,818,352
195,941	Viacom, Inc. Class B*	6,387,677

		14,206,029

Networking/ Telecommunications Equipment – 7.5%
870,720	Cisco Systems, Inc.*	14,906,727
226,140	FLIR Systems, Inc.*	5,049,706
170,020	Juniper Networks, Inc.*	3,791,446

		23,747,879

Other Technology – 1.3%
180,405	Cogent, Inc.*	4,091,585

Publishing – 3.0%
203,880	Lamar Advertising Co.*	9,407,023

Semi-Capital – 9.7%
372,550	FormFactor, Inc.*	9,101,397
139,310	KLA-Tencor Corp.	6,872,162
562,470	Tessera Technologies, Inc.*	14,539,849

		30,513,408

Semiconductors – 12.7%
390,280	Linear Technology Corp.	14,077,400
141,010	Marvell Technology Group Ltd.*	7,909,251
295,010	QUALCOMM, Inc.	12,709,031
14,560	Suntech Power Holdings Co., Ltd. ADR*	396,760
191,430	Xilinx, Inc.(a)	4,825,950

		39,918,392

Telecommunications – 12.8%
526,600	American Tower Corp.*	14,270,860
200,951	Crown Castle International Corp.*	5,407,591
350,200	NeuStar, Inc.*	10,677,598
154,000	Research In Motion Ltd.*	10,165,540

		40,521,589

TOTAL COMMON STOCKS
(Cost $300,766,671)		$315,346,222

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement(b) – 0.6%

Joint Repurchase Agreement Account II
$1,900,000	4.29%	01/03/2006	$1,900,000
Maturity Value: $1,900,905
(Cost $1,900,000)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $302,666,671)			$317,246,222

Shares	Description	Value
Securities Lending Collateral – 1.5%

4,660,750	Boston Global Investment Trust – Enhanced Portfolio	$4,660,750
(Cost $4,660,750)

TOTAL INVESTMENTS – 102.0%
(Cost $307,327,421)		$321,906,972

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

(a)	All or a portion of security is on loan.

(b)	Joint repurchase agreement was entered into on December 30, 2005. Additional information appears on page 29.

Investment Abbreviation:
ADR	—	American Depository Receipt

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND

Performance Summary

December 31, 2005

The following graph shows the value as of December 31, 2005, of a $10,000 investment made on April 3, 2000 (commencement of operations) in Class A Shares (with the maximum sales charge of 5.5%). For comparative purposes, the performance of the Fund’s benchmark (the Russell 3000 Index with dividends reinvested) is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and sales loads. In addition to the investment adviser’s decision regarding issuer/ industry investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the portfolio.

Structured Tax-Managed Equity Fund’s Lifetime Performance*

Performance of a $10,000 Investment, with dividends reinvested, from April 3, 2000 to December 31, 2005.

Average Annual Total Return through December 31, 2005	Since Inception	Five Years	One Year

Class A (Commenced April 3, 2000)
Excluding sales charges	0.81%	3.24%	8.77%
Including sales charges	-0.17%	2.08%	2.75%

Class B (Commenced April 3, 2000)
Excluding contingent deferred sales charges	0.08%	2.47%	7.96%
Including contingent deferred sales charges	-0.10%	2.10%	2.96%

Class C (Commenced April 3, 2000)
Excluding contingent deferred sales charges	0.05%	2.46%	7.97%
Including contingent deferred sales charges	0.05%	2.46%	6.97%

Institutional Class (Commenced April 3, 2000)	1.23%	3.67%	9.25%

Service Class (Commenced April 3, 2000)	0.74%	3.15%	8.70%

* Effective January 6, 2006, the CORESM Tax-Managed Equity Fund was renamed the Structured Tax-Managed Equity Fund.

GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND

Statement of Investments

December 31, 2005

Shares	Description	Value
Common Stocks – 99.3%

Aerospace & Defense – 3.5%
29,500	Northrop Grumman Corp.	$1,773,245
30,200	Raytheon Co.	1,212,530
29,400	The Boeing Co.	2,065,056

		5,050,831

Air Freight & Couriers – 0.2%
3,600	United Parcel Service, Inc. Class B	270,540

Airlines – 0.1%
7,000	SkyWest, Inc.	188,020

Banks – 4.9%
77,542	Bank of America Corp.	3,578,563
2,500	Corus Bankshares, Inc.	140,675
11,300	Downey Financial Corp.	772,807
5,000	Marshall & Ilsley Corp.	215,200
3,900	U.S. Bancorp	116,571
10,300	UnionBanCal Corp.	707,816
26,300	Wachovia Corp.	1,390,218

		6,921,850

Beverages – 1.9%
9,400	PepsiAmericas, Inc.	218,644
63,100	The Coca-Cola Co.	2,543,561

		2,762,205

Biotechnology – 3.8%
19,600	Alkermes, Inc.*	374,752
25,740	Amgen, Inc.*	2,029,856
16,700	Genentech, Inc.*	1,544,750
12,500	Genzyme Corp.*	884,750
10,300	Kos Pharmaceuticals, Inc.*	532,819

		5,366,927

Building Products – 0.3%
3,300	USG Corp.*	214,500
3,100	Watsco, Inc.	185,411

		399,911

Chemicals – 1.3%
22,676	Monsanto Co.	1,758,070
3,300	The Lubrizol Corp.	143,319

		1,901,389

Commercial Services & Supplies – 2.8%
17,500	Administaff, Inc.	735,875
10,300	Apollo Group, Inc.*	622,738
19,800	Arbitron, Inc.	752,004
5,700	CSG Systems International, Inc.*	127,224
8,100	First Data Corp.	348,381
12,600	FTI*	345,744
16,800	Global Payments, Inc.	783,048
1,885	PHH Corp.*	52,818
28,400	Spherion Corp.*	284,284

		4,052,116

Communications Equipment – 3.2%
100,400	Corning, Inc.*	1,973,864
29,300	Emulex Corp.*	579,847
22,900	Motorola, Inc.(a)	517,311
22,550	QUALCOMM, Inc.	971,454
50,900	Tellabs, Inc.*	554,810

		4,597,286

Computers & Peripherals – 4.0%
89,158	Hewlett-Packard Co.	2,552,594
23,200	Intergraph Corp.*	1,155,592
14,900	Komag, Inc.*	516,434
79,100	Western Digital Corp.*	1,472,051

		5,696,671

Construction & Engineering – 0.3%
6,900	EMCOR Group, Inc.*	465,957

Construction Materials – 0.1%
2,800	Florida Rock Industries, Inc.	137,368

Containers & Packaging – 0.1%
2,100	Greif, Inc.	139,188

Diversified Financials – 9.4%
3,700	Advanta Corp. Class B	120,028
49,800	AmeriCredit Corp.*	1,276,374
24,100	Ameritrade Holding Corp.*	578,400
1,300	BlackRock, Inc.	141,024
26,000	CIT Group, Inc.	1,346,280
21,100	Citigroup, Inc.	1,023,983
17,000	CompuCredit Corp.*	654,160
30,200	Investment Technology Group, Inc.*	1,070,288
56,800	J.P. Morgan Chase & Co.	2,254,392
13,900	Merrill Lynch & Co., Inc.	941,447
27,200	Moody’s Corp.	1,670,624
5,400	Nasdaq Stock Market, Inc.*	189,972
8,800	Principal Financial, Inc.	417,384
30,200	SLM Corp.	1,663,718

		13,348,074

Diversified Telecommunication Services – 3.4%
3,400	ALLTEL Corp.	214,540
15,700	AT&T, Inc.	384,493
18,700	CenturyTel, Inc.	620,092
17,200	Liberty Global, Inc.*	387,000
29,000	Sprint Nextel Corp.	677,440
84,600	Verizon Communications, Inc.	2,548,152

		4,831,717

Electric Utilities – 2.5%
4,300	Constellation Energy Group, Inc.	247,680
31,900	Edison International	1,391,159
16,000	Entergy Corp.	1,098,400
21,700	PG&E Corp.	805,504

		3,542,743

Electrical Equipment – 0.1%
1,300	Woodward Governor Co.	111,813

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)

Electronic Equipment & Instruments – 0.4%
8,800	Itron, Inc.*	$352,352
5,500	Teledyne Technologies, Inc.*	160,050

		512,402

Energy Equipment & Services – 1.0%
20,300	Transocean, Inc.*	1,414,707

Food & Drug Retailing – 0.8%
29,600	Longs Drug Stores Corp.	1,077,144
9,500	Spartan Stores, Inc.*	98,990

		1,176,134

Food Products – 1.3%
16,900	Archer-Daniels-Midland Co.	416,754
6,900	Chiquita Brands International, Inc.	138,069
15,400	Dean Foods Co.*	579,964
10,900	Pilgrim’s Pride Corp.	361,444
23,900	Tyson Foods, Inc.	408,690

		1,904,921

Healthcare Equipment & Supplies – 1.2%
19,200	Applera Corp. – Applied Biosystems Group	509,952
10,600	Becton, Dickinson and Co.	636,848
3,100	Guidant Corp.	200,725
15,500	Thoratec Corp.*	320,695

		1,668,220

Healthcare Providers & Services – 4.4%
44,200	AmerisourceBergen Corp.	1,829,880
21,300	Express Scripts, Inc.*	1,784,940
2,800	McKesson Corp.	144,452
40,830	UnitedHealth Group, Inc.	2,537,176

		6,296,448

Hotels, Restaurants & Leisure – 2.5%
13,900	Choice Hotels International, Inc.	580,464
28,800	Darden Restaurants, Inc.	1,119,744
12,000	Domino’s Pizza, Inc.	290,400
5,300	Papa John’s International, Inc.*	314,343
22,200	Starbucks Corp.*	666,222
11,000	Yum! Brands, Inc.	515,680

		3,486,853

Household Durables – 0.1%
9,000	American Greetings Corp.	197,730

Household Products – 3.5%
24,300	Colgate-Palmolive Co.	1,332,855
63,720	Procter & Gamble Co.	3,688,114

		5,020,969

Industrial Conglomerates – 3.4%
115,700	General Electric Co.	4,055,285
8,600	Reynolds American, Inc.	819,838

		4,875,123

Insurance – 6.5%
867	Alleghany Corp.*	246,228
1,800	American National Insurance Co.	210,582
19,400	Loews Corp.	1,840,090
29,400	MBIA, Inc.	1,768,704
37,000	MetLife, Inc.	1,813,000
6,100	Nationwide Financial Services, Inc.	268,400
22,200	Prudential Financial, Inc.	1,624,818
2,300	Stewart Information Services Corp.	111,941
14,000	The Chubb Corp.	1,367,100

		9,250,863

Internet & Catalog Retail – 0.3%
14,700	Coldwater Creek, Inc.*	448,791

Internet Software & Services – 1.8%
5,700	Google, Inc.*	2,364,702
8,800	United Online, Inc.	125,136

		2,489,838

IT Consulting & Services – 0.3%
8,400	Computer Sciences Corp.*	425,376

Machinery – 0.4%
3,300	Applied Industrial Technologies, Inc.	111,177
5,175	Graco, Inc.	188,784
3,800	Reliance Steel & Aluminum Co.	232,256

		532,217

Marine – 0.3%
7,800	Overseas Shipholding Group, Inc.	393,042

Media – 4.7%
4,400	Hearst-Argyle Television, Inc.	104,940
20,800	Liberty Global, Inc. Series C*	440,960
144,700	Time Warner, Inc.	2,523,568
49,700	Univision Communications, Inc.*	1,460,683
66,500	Viacom, Inc. Class B	2,167,900

		6,698,051

Metals & Mining – 0.3%
7,100	Southern Copper Corp.	475,558

Multiline Retail – 0.4%
5,600	Dillard’s, Inc.	138,992
7,400	J. C. Penney Co., Inc.	411,440

		550,432

Oil & Gas – 7.2%
2,100	Anadarko Petroleum Corp.	198,975
16,560	ConocoPhillips	963,461
6,300	Devon Energy Corp.	394,002
13,400	Equitable Resources, Inc.	491,646
34,300	Exxon Mobil Corp.	1,926,631
1,225	Kerr-McGee Corp.	111,303
17,600	Occidental Petroleum Corp.	1,405,888
23,600	Sunoco, Inc.	1,849,768
5,200	Swift Energy Co.*	234,364

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND

Statement of Investments (continued)

December 31, 2005

Shares	Description	Value
Common Stocks – (continued)

Oil & Gas – (continued)
22,300	Tesoro Petroleum Corp.	$1,372,565
25,600	Valero Energy Corp.	1,320,960

		10,269,563

Pharmaceuticals – 5.1%
13,300	Allergan, Inc.	1,435,868
7,200	Endo Pharmaceuticals Holdings, Inc.*	217,872
53,300	Johnson & Johnson	3,203,330
72,200	Merck & Co., Inc.	2,296,682
6,000	Pfizer, Inc.	139,920

		7,293,672

Real Estate – 0.8%
2,371	Brookfield Homes Corp.	117,910
7,500	New Century Financial Corp. (REIT)	270,525
3,900	Plum Creek Timber Co., Inc. (REIT)	140,595
13,100	ProLogis (REIT)	612,032

		1,141,062

Road & Rail – 0.3%
3,800	Dollar Thrifty Automotive Group, Inc.*	137,066
6,600	GATX Corp.	238,128

		375,194

Semiconductor Equipment & Products – 3.7%
24,400	Advanced Micro Devices, Inc.*	746,640
51,800	Freescale Semiconductor, Inc.*	1,304,842
9,081	Freescale Semiconductor, Inc. Class B*	228,569
24,400	Intel Corp.	609,024
10,400	MPS Group, Inc.*	142,168
69,200	Texas Instruments, Inc.	2,219,244

		5,250,487

Software – 2.8%
32,800	Autodesk, Inc.	1,408,760
25,300	Cadence Design Systems, Inc.*	428,076
20,100	Computer Associates International, Inc.	566,619
30,100	Microsoft Corp.	787,115
13,000	Symantec Corp.*	227,500
28,900	Synopsys, Inc.*	579,734

		3,997,804

Specialty Retail – 3.4%
32,200	AutoNation, Inc.*	699,706
69,642	Circuit City Stores, Inc.	1,573,213
15,800	Office Depot, Inc.*	496,120
17,100	Payless ShoeSource, Inc.*	429,210
32,700	Sonic Automotive, Inc.	728,556
37,100	United Rentals, Inc.*	867,769

		4,794,574

Textiles & Apparel – 0.3%
4,400	Carter’s, Inc.*	258,940
4,400	Guess?, Inc.*	156,640

		415,580

Wireless Telecommunication Services – 0.2%
1,900	Telephone & Data Systems, Inc. Special Shares	65,759
3,300	United States Cellular Corp.*	163,020

		228,779

TOTAL COMMON STOCKS
(Cost $110,062,057)		$141,368,996

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement(b) — 0.2%

Joint Repurchase Agreement Account II
$300,000	4.29%	01/03/2006	$300,000
Maturity Value: $300,143
(Cost $300,000)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $110,362,057)			$141,668,996

Shares	Description	Value
Securities Lending Collateral – 0.2%

317,250	Boston Global Investment Trust – Enhanced Portfolio	$317,250
(Cost $317,250)

TOTAL INVESTMENTS – 99.7%
(Cost $110,679,307)		$141,986,246

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

(a)	All or a portion of security is on loan.

(b)	Joint repurchase agreement was entered into on December 30, 2005. Additional information appears on page 29.

Investment Abbreviation:
REIT	—	Real Estate Investment Trust

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At December 31, 2005, the following futures contracts were open as follows:

	Number of	Settlement	Market	Unrealized
Type	Contracts Long	Month	Value	Loss

S&P 500 Index	14	March 2006	$878,360	$(12,793)

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS REAL ESTATE SECURITIES FUND

Performance Summary

December 31, 2005

The following graph shows the value as of December 31, 2005, of a $10,000 investment made on July 27, 1998 (commencement of operations) in Class A shares (with the maximum sales charge of 5.5%). For comparative purposes, the performance of the Fund’s benchmark (the Wilshire Real Estate Securities Index with dividends reinvested) is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and sales loads. In addition to the investment adviser’s decision regarding issuer/industry investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the portfolio.

Real Estate Securities Fund’s Lifetime Performance

Performance of a $10,000 Investment, with dividends reinvested, from July 27, 1998 to December 31, 2005.

Average Annual Total Return through December 31, 2005	Since Inception	Five Years	One Year

Class A (Commenced July 27, 1998)
Excluding sales charges	15.00%	18.30%	12.83%
Including sales charges	14.13%	16.97%	6.61%

Class B (Commenced July 27, 1998)
Excluding contingent deferred sales charges	14.16%	17.43%	12.03%
Including contingent deferred sales charges	14.16%	17.14%	6.66%

Class C (Commenced July 27, 1998)
Excluding contingent deferred sales charges	14.19%	17.46%	12.03%
Including contingent deferred sales charges	14.19%	17.46%	10.96%

Institutional Class (Commenced July 27, 1998)	15.46%	18.77%	13.30%

Service Class (Commenced July 27, 1998)	14.96%	18.25%	12.76%

GOLDMAN SACHS REAL ESTATE SECURITIES FUND

Statement of Investments

December 31, 2005

Shares	Description	Value
Common Stocks – 97.3%

Diversified – 8.9%
257,572	Duke Realty Corp. (REIT)	$8,602,905
396,411	Liberty Property Trust (REIT)(a)	16,986,211
435,357	Vornado Realty Trust (REIT)	36,339,249

		61,928,365

Health Care – 0.5%
222,313	Cogdell Spencer, Inc.	3,754,866

Hotels – 13.4%
312,323	Hilton Hotels Corp.	7,530,107
1,476,003	Host Marriott Corp. (REIT)(a)	27,970,257
224,144	Innkeepers USA Trust (REIT)	3,586,304
382,381	Interstate Hotels & Resorts, Inc. (REIT)*	1,671,005
205,755	LaSalle Hotel Properties (REIT)	7,555,324
710,574	Starwood Hotels & Resorts Worldwide, Inc.	45,377,256

		93,690,253

Industrial – 11.1%
462,107	AMB Property Corp. (REIT)	22,721,801
147,157	CenterPoint Properties Trust (REIT)	7,281,328
860,535	ProLogis (REIT)	40,204,195
143,264	PS Business Parks, Inc. (REIT)	7,048,589

		77,255,913

Office – 20.7%
134,259	Alexandria Real Estate Equities, Inc. (REIT)	10,807,849
376,281	Boston Properties, Inc. (REIT)	27,893,711
566,685	Brandywine Realty Trust (REIT)	15,816,178
709,473	Brookfield Properties Corp.	20,872,696
514,241	Equity Office Properties Trust (REIT)	15,596,930
162,076	Maguire Properties, Inc. (REIT)	5,008,148
159,112	Parkway Properties, Inc. (REIT)	6,386,756
172,790	Prentiss Properties Trust (REIT)	7,029,097
206,879	SL Green Realty Corp. (REIT)	15,803,487
853,838	Trizec Properties, Inc. (REIT)	19,569,967

		144,784,819

Other REITs – 2.3%
216,885	Gramercy Capital Corp. (REIT)	4,940,640
187,443	iStar Financial, Inc. (REIT)	6,682,343
419,320	Spirit Finance Corp. (REIT)	4,759,282

		16,382,265

Regional Malls – 13.3%
183,784	CBL & Associates Properties, Inc. (REIT)	7,261,306
706,466	General Growth Properties, Inc. (REIT)	33,196,838
624,729	Simon Property Group, Inc. (REIT)	47,872,983
102,361	The Mills Corp. (REIT)	4,293,020

		92,624,147

Residential – 13.7%
315,759	Archstone-Smith Trust (REIT)	13,227,145
230,481	AvalonBay Communities, Inc. (REIT)	20,570,429
119,280	BRE Properties, Inc. (REIT)	5,424,854
179,007	Camden Property Trust (REIT)	10,368,085
649,278	Equity Residential Properties Trust (REIT)	25,399,755
72,908	Essex Property Trust, Inc. (REIT)	6,722,118
590,027	United Dominion Realty Trust, Inc. (REIT)	13,830,233

		95,542,619

Self Storage – 1.4%
40,219	Public Storage, Inc. (REIT)	2,723,631
319,899	U-Store-It Trust (REIT)	6,733,874

		9,457,505

Shopping Centers – 12.0%
338,091	Developers Diversified Realty Corp. (REIT)	15,897,039
874,994	Kimco Realty Corp. (REIT)	28,069,808
436,921	Kite Realty Group Trust (REIT)	6,759,168
51,148	Pan Pacific Retail Properties, Inc. (REIT)	3,421,290
268,530	Regency Centers Corp. (REIT)	15,829,843
365,899	Weingarten Realty Investors (REIT)	13,834,641

		83,811,789

TOTAL COMMON STOCKS
(Cost $469,377,221)		$679,232,541

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS REAL ESTATE SECURITIES FUND

Statement of Investments (continued)

December 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Repurchase Agreement(b) – 2.3%

Joint Repurchase Agreement Account II
$15,800,000	4.29%	01/03/2006	$15,800,000
Maturity Value: $15,807,526
(Cost $15,800,000)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $485,177,221)			$695,032,541

Shares	Description	Value
Securities Lending Collateral – 3.4%

23,592,000	Boston Global Investment Trust – Enhanced Portfolio	$23,592,000
(Cost $23,592,000)

TOTAL INVESTMENTS – 103.0%
(Cost $508,769,221)		$718,624,541

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

(a)	All or a portion of security is on loan.

(b)	Joint repurchase agreement was entered into on December 30, 2005. Additional information appears on page 29.

Investment Abbreviation:
REIT	—	Real Estate Investment Trust

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIALTY FUNDS

ADDITIONAL INVESTMENT INFORMATION

JOINT REPURCHASE AGREEMENT ACCOUNT II — At December 31, 2005, the Funds had undivided interests in the Joint Repurchase Agreement Account II, as follows:

Fund	Principal Amount

Tollkeeper	$1,900,000

Structured Tax-Managed Equity	300,000

Real Estate Securities	15,800,000

	Principal	Interest	Maturity	Maturity
Repurchase Agreements	Amount	Rate	Date	Value

Banc of America Securities LLC	$3,020,000,000	4.30%	01/03/2006	$3,021,442,889

Barclays Capital PLC	2,260,000,000	4.30	01/03/2006	2,261,079,778

Greenwich Capital Markets	300,000,000	4.33	01/03/2006	300,144,333

J.P. Morgan Securities, Inc.	400,000,000	4.30	01/03/2006	400,191,111

Morgan Stanley & Co.	3,140,000,000	4.27	01/03/2006	3,141,489,756

UBS Securities LLC	600,000,000	4.18	01/03/2006	600,278,667

UBS Securities LLC	2,565,000,000	4.30	01/03/2006	2,566,225,500

TOTAL	$12,285,000,000			$12,290,852,034

At December 31, 2005, the Joint Repurchase Agreement Account II was fully collateralized by the following securities: Federal Home Loan Bank, 3.50% to 4.40%, due 02/24/2006 to 01/18/2007; Federal Home Loan Mortgage Association, 0.00% to 13.00%, due 01/01/2006 to 01/01/2036; Federal National Mortgage Association, 0.00% to 15.50%, due 02/01/2006 to 01/01/2036; Government National Mortgage Association, 4.50% to 6.50%, due 11/15/2013 to 12/15/2035 and Tennessee Valley Authority, 4.75% to 7.14%, due 11/13/2008 to 08/01/2013. The aggregate market value of the collateral, including accrued interest, was $12,560,093,631.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIALTY FUNDS

Statements of Assets and Liabilities

December 31, 2005

		Structured
	Tollkeeper	Tax-Managed	Real Estate
	Fund	Equity Fund	Securities Fund

Assets:

Investment in securities, at value (identified cost $302,666,671, $110,362,057 and $485,177,221, respectively)— including $4,563,010, $304,965 and $23,040,700 of securities on loan, respectively	$317,246,222	$141,668,996	$695,032,541
Securities lending collateral, at value (cost $4,660,750, $317,250 and $23,592,000)	4,660,750	317,250	23,592,000
Cash(a)	36,534	647,693	152,815
Receivables:
Fund shares sold	330,086	402,099	4,215,125
Dividends and interest	66,312	195,854	3,563,579
Investment securities sold, at value	3,258,456	—	—
Reimbursement from adviser	—	66,010	124,641
Securities lending income	1,761	521	12,309

Total assets	325,600,121	143,298,423	726,693,010

Liabilities:

Payables:
Payable upon return of securities loaned	4,660,750	317,250	23,592,000
Investment securities purchased, at value	2,448,038	—	2,571,951
Fund shares repurchased	2,091,202	258,407	1,999,933
Amounts owed to affiliates	584,033	161,481	750,801
Variation margin	—	3,710	—
Accrued expenses	125,681	131,022	150,844

Total liabilities	9,909,704	871,870	29,065,529

Net Assets:

Paid-in capital	1,699,594,134	153,624,781	485,827,207
Accumulated undistributed net investment income	25,763	21,088	832,157
Accumulated net realized gain (loss) on investment and futures transactions	(1,398,509,031)	(42,513,462)	1,112,797
Net unrealized gain on investments and futures	14,579,551	31,294,146	209,855,320

NET ASSETS	$315,690,417	$142,426,553	$697,627,481

Net Assets:
Class A	$125,717,568	$76,267,355	$301,360,277
Class B	120,414,706	25,218,195	21,597,261
Class C	60,638,550	22,686,579	20,019,955
Institutional	8,819,239	17,843,296	348,871,924
Service	100,354	411,128	5,778,064

Shares Outstanding:
Class A	15,681,382	7,337,905	16,702,097
Class B	15,746,075	2,510,587	1,192,892
Class C	7,935,661	2,264,031	1,114,918
Institutional	1,072,036	1,690,219	19,274,216
Service	12,563	39,664	318,738

Total shares of beneficial interest outstanding, $0.001 par value (unlimited shares authorized)	40,447,717	13,842,406	38,602,861

Net asset value, offering and redemption price per share:(b)
Class A	$8.02	$10.39	$18.04
Class B	7.65	10.04	18.10
Class C	7.64	10.02	17.96
Institutional	8.23	10.56	18.10
Service	7.99	10.37	18.13

(a)	Includes restricted cash of $572,000 for the Structured Tax-Managed Equity Fund relating to initial margin requirements on futures transactions.
(b)	Maximum public offering price per share (NAV per share multiplied by 1.0582) for Class A Shares of the Tollkeeper, Structured Tax-Managed Equity and Real Estate Securities Funds is $8.49, $10.99 and $19.09, respectively. At redemption, Class B and Class C Shares may be subject to a contingent deferred sales charge, assessed on the amount equal to the lesser of the current net asset value or the original purchase price of the shares.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIALTY FUNDS

Statements of Operations

For the Year Ended December 31, 2005

		Structured
	Tollkeeper	Tax-Managed	Real Estate
	Fund	Equity Fund	Securities Fund

Investment income:

Dividends(a)	$1,187,824	$1,632,793	$17,185,540
Interest (including securities lending income of $31,559, $15,748 and $52,103, respectively)	203,328	83,336	586,311

Total income	1,391,152	1,716,129	17,771,851

Expenses:

Management fees	3,477,008	749,816	6,143,623
Distribution and Service fees(b)	2,379,302	596,084	1,112,984
Transfer agent fees(b)	645,815	187,997	727,010
Custody and accounting fees	112,457	115,267	145,839
Registration fees	73,115	87,094	170,736
Printing fees	90,549	91,813	120,799
Professional fees	48,265	46,917	51,436
Trustee fees	16,492	16,492	16,492
Service share fees	575	2,536	21,259
Other	90,901	52,990	70,591

Total expenses	6,934,479	1,947,006	8,580,769

Less — expense reductions	(211,656)	(369,759)	(553,501)

Net expenses	6,722,823	1,577,247	8,027,268

NET INVESTMENT INCOME (LOSS)	(5,331,671)	138,882	9,744,583

Realized and unrealized gain (loss) on investment and futures transactions:

Net realized gain from:
Investment transactions (including commissions recaptured of $80,036, $0 and $0, respectively)	34,310,169	2,496,031	32,087,872
Futures transactions	—	148,095	—
Payments by affiliates to reimburse certain security claims	—	5,987	—
Net change in unrealized gain (loss) on:
Investments	(27,520,784)	6,290,949	37,370,852
Futures	—	(13,915)	—

Net realized and unrealized gain on investment and futures transactions	6,789,385	8,927,147	69,458,724

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$1,457,714	$9,066,029	$79,203,307

(a)	For the Real Estate Securities Fund, foreign taxes withheld on dividends were $66,178.
(b)	Class specific Distribution and Service and Transfer agent fees were as follows:

	Distribution and Service Fees			Transfer agent Fees

	Class A	Class B	Class C	Class A	Class B	Class C	Institutional	Service
Fund

Tollkeeper	$332,975	$1,374,818	$671,509	$253,061	$261,216	$127,587	$3,905	$46
Structured Tax-Managed Equity	125,740	252,993	217,351	95,562	48,069	41,297	2,866	203
Real Estate Securities	698,483	226,953	187,548	530,847	43,121	35,634	115,707	1,701

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIALTY FUNDS

Statements of Changes in Net Assets

	Tollkeeper Fund

	For the	For the
	Year Ended	Year Ended
	December 31, 2005	December 31, 2004

From operations:

Net investment income (loss)	$(5,331,671)	$(4,216,311)
Net realized gain on investment and futures transactions	34,310,169	5,304,459
Payments by affiliates to reimburse certain security claims	—	—
Net change in unrealized gain (loss) on investments and futures	(27,520,784)	44,273,362

Net increase in net assets resulting from operations	1,457,714	45,361,510

Distributions to shareholders:

From net investment income
Class A Shares	—	—
Class B Shares	—	—
Class C Shares	—	—
Institutional Shares	—	—
Service Shares	—	—
From net realized gains:
Class A Shares	—	—
Class B Shares	—	—
Class C Shares	—	—
Institutional Shares	—	—
Service Shares	—	—

Total distributions to shareholders	—	—

From share transactions:

Proceeds from sales of shares	29,251,261	33,998,390
Reinvestment of dividends and distributions	—	—
Cost of shares repurchased	(127,253,551)	(157,851,288)

Net increase (decrease) in net assets resulting from share transactions	(98,002,290)	(123,852,898)

NET INCREASE (DECREASE)	(96,544,576)	(78,491,388)

Net assets:

Beginning of year	412,234,993	490,726,381

End of year	$315,690,417	$412,234,993

Accumulated undistributed net investment income	$25,763	$91,188

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIALTY FUNDS

Structured Tax-Managed Equity Fund		Real Estate Securities Fund

For the	For the	For the	For the
Year Ended	Year Ended	Year Ended	Year Ended
December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

$138,882	$204,580	$9,744,583	$8,645,265
2,644,126	11,806,215	32,087,872	43,323,320
5,987	—	—	—
6,277,034	2,939,877	37,370,852	82,499,160

9,066,029	14,950,672	79,203,307	134,467,745

(58,662)	(169,561)	(5,422,554)	(4,852,231)
—	—	(268,940)	(338,690)
—	—	(228,774)	(250,233)
(59,132)	(33,549)	(6,829,368)	(4,545,880)
—	(830)	(80,949)	(23,086)

—	—	(17,327,418)	(15,772,480)
—	—	(1,269,974)	(1,382,252)
—	—	(1,156,212)	(1,047,981)
—	—	(19,326,686)	(13,057,228)
—	—	(325,342)	(134,542)

(117,794)	(203,940)	(52,236,217)	(41,404,603)

57,795,919	11,521,289	272,656,738	226,262,842
77,567	165,474	46,281,094	35,553,925
(19,086,548)	(20,597,534)	(204,033,747)	(147,265,494)

38,786,938	(8,910,771)	114,904,085	114,551,273

47,735,173	5,835,961	141,871,175	207,614,415

94,691,380	88,855,419	555,756,306	348,141,891

$142,426,553	$94,691,380	$697,627,481	$555,756,306

$21,088	$—	$832,157	$548,335

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SPECIALTY FUNDS

Notes to Financial Statements

December 31, 2005

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, (the “Act”) as an open-end management investment company. The Trust includes the Goldman Sachs Tollkeeper Fund (“Tollkeeper”), Goldman Sachs Structured Tax-Managed Equity Fund (“Structured Tax-Managed Equity”) (formerly Goldman Sachs CORESM Tax-Managed Equity Fund) and Goldman Sachs Real Estate Securities Fund (“Real Estate Securities”) collectively, the “Funds” or individually a “Fund”. Each Fund is a diversified portfolio offering five classes of shares — Class A, Class B, Class C, Institutional and Service. Class A shares of the Funds are sold with front-end sales charge of up to 5.50%. Class B shares of the Funds are sold with a contingent deferred sales charge that declines from 5.00% to zero, depending upon the period of time the shares are held. Class C shares of the Funds are sold with a contingent deferred sales charge of 1% during the first 12 months. Institutional and Service Class shares of the Funds are not subject to a sales charge. Such sales loads are paid directly to Goldman Sachs & Co. (“Goldman Sachs”) as distributor of the Funds.
     The Real Estate Securities Fund invests primarily in securities of issuers that are engaged in or related to the real estate industry and has a policy of concentrating its investments in the real estate industry. Therefore, an investment in the Fund is subject to certain risks associated with the direct ownership of real estate and with the real estate industry in general. Such risks include, but are not limited to, declines in property values; increase in property taxes, operating expenses, interest rates or competition; zoning changes; and losses from casualty and condemnation.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies consistently followed by the Funds. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts. Actual results could differ from those estimates.

A. Investment Valuation — Investments in equity securities and investment companies traded on a U.S. securities exchange or the NASDAQ system are valued daily at their last sale price or official closing price on the principal exchange or system on which they are traded. If no sale occurs, such securities are valued at the last bid price. Debt securities are valued at prices supplied by independent pricing services, broker/dealer-supplied valuations or matrix pricing systems. Unlisted equity securities for which market quotations are available are valued at the last sale price on valuation date, or if no sale occurs, at the last bid price. Investments in investment companies (other than those that are exchange traded) are valued at the net asset value per share on the valuation date. Short-term debt obligations maturing in sixty days or less are valued at amortized cost, which approximates market value. Securities for which quotations are not readily available or are deemed not to reflect market value by the investment adviser are valued at fair value using methods approved by the Trust’s Board of Trustees.

B. Security Transactions and Investment Income — Security transactions are reflected as of the trade date. Realized gains and losses on sales of portfolio securities are calculated using the identified cost basis. Dividend income is recorded on the ex-dividend date, net of foreign withholding taxes, if any, which are reduced by any amounts reclaimable by the Funds, where applicable. Interest income is recorded on the basis of interest accrued, premium amortized and discount accreted.

     Net investment income (other than class specific expenses) and unrealized and realized gains or losses are allocated daily to each class of shares of the respective Fund based upon the relative proportion of net assets of each class.

C. Expenses — Expenses incurred by the Trust that do not specifically relate to an individual Fund of the Trust are allocated to the Funds on a straight-line or pro-rata basis depending upon the nature of the expense.

     Class A, Class B and Class C shareholders of the Funds bear all expenses and fees relating to their respective Distribution and Service Plans. Service Shares bear all expenses and fees relating to their Service and Shareholder Administration Plans. Each class of shares of the Funds separately bears its respective class-specific Transfer Agency fees.

D. Federal Taxes — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code (the “Code”) applicable to regulated investment companies and to distribute each year substantially all of its investment company taxable

GOLDMAN SACHS SPECIALTY FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)
income and capital gains to its shareholders. Accordingly, no federal tax provisions are required. Dividends and distributions to shareholders are recorded on the ex-dividend date. Income distributions, if any, are declared and paid annually for the Tollkeeper and Structured Tax-Managed Equity Funds and quarterly for the Real Estate Securities Fund. Capital gains distributions, if any, are declared and paid annually for all Funds.
     The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with Federal income tax rules. Therefore, the source of the Fund’s distributions may be shown in the accompanying financial statements as either from net investment income or net realized gain on investment transactions, or from tax return of capital.
     In addition, distributions paid by the Structured Tax-Managed Equity and the Real Estate Securities Funds’ investments in real estate investment trusts (“REITs”) often include a “return of capital” which is recorded by the Funds as a reduction of the cost basis of the securities held. The Code requires a REIT to distribute at least 95% of its taxable income to investors. In many cases, however, because of “non-cash” expenses such as property depreciation, a REIT’s cash flow will exceed its taxable income. The REIT may distribute this excess cash to offer a more competitive yield. This portion of the Funds’ distributions are deemed a return of capital and is generally not taxable to shareholders.

E. Repurchase Agreements — Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. During the term of a repurchase agreement, the value of the underlying securities held as collateral on behalf of the Funds, including accrued interest, is required to exceed the value of the repurchase agreement, including accrued interest. If the seller defaults or becomes insolvent, realization of the collateral by the Funds may be delayed or limited and there may be a decline in the value of the collateral during the period while the Funds seek to assert their rights. The underlying securities for all repurchase agreements are held in safekeeping at the Funds’ custodian or designated subcustodians under triparty repurchase agreements.

     Pursuant to exemptive relief granted by the Securities and Exchange Commission (the “SEC”) and terms and conditions contained therein, the Funds, together with other registered investment companies having management or investment advisory agreements with Goldman Sachs Asset Management, L.P. (“GSAM”), or its affiliates, may transfer uninvested cash into joint accounts, the daily aggregate balance of which is invested in one or more repurchase agreements.

F. Segregation Transactions — As set forth in the prospectus, the Funds may enter into certain derivative transactions to seek to increase total return. Forward foreign currency exchange contracts, futures contracts, written options, mortgage dollar rolls, when-issued securities and forward commitments represent examples of such transactions. As a result of entering into these transactions, the Funds are required to segregate liquid assets, on the books of their custodian, with a current value equal to or greater than the market value of the corresponding transactions.

G. Futures Contracts — The Funds may enter into futures transactions to hedge against changes in interest rates, securities prices, currency exchange rates or to seek to increase total return. Futures contracts are valued at the last settlement price at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, the Funds are required to deposit with a broker or the Funds’ custodian bank on behalf of the broker an amount of cash or securities equal to the minimum “initial margin” requirement of the associated futures exchange. Subsequent payments for futures contracts (“variation margin”) are paid or received by the Funds, dependant on the fluctuations in the value of the contracts, and are recorded for financial reporting purposes as unrealized gains or losses. When contracts are closed, the Funds realize a gain or loss which is reported in the Statements of Operations.

     The use of futures contracts involve, to varying degrees, elements of market and counterparty risk which may exceed the amounts recognized in the Statements of Assets and Liabilities. Changes in the value of a futures contract may not directly correlate with changes in the value of the underlying securities. This risk may decrease the effectiveness of the Funds’ strategies and potentially result in a loss.

H. Commission Recapture — The Tollkeeper Fund may direct portfolio trades, subject to obtaining best price and execution, to various brokers who have agreed to rebate a portion of the commissions generated. Such rebates are made

GOLDMAN SACHS SPECIALTY FUNDS

Notes to Financial Statements (continued)

December 31, 2005

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

directly to the Tollkeeper Fund as cash payments and are included in the net realized gain (loss) on investments in the Statements of Operations.

3. AGREEMENTS

GSAM, an affiliate of Goldman, Sachs & Co., serves as investment adviser pursuant to an Investment Management Agreement (the “Agreement”) with the Trust on behalf of the Funds. Under the Agreement, GSAM manages the Funds, subject to the general supervision of the Trust’s Board of Trustees.
     As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administering the Funds’ business affairs, including providing facilities, GSAM is entitled to a fee (“Management fee”) computed daily and payable monthly, equal to an annual percentage rate of each Fund’s average daily net assets.
     Effective April 29, 2005, GSAM reduced the contractual Management fee for the Structured Tax-Managed Equity Fund from 0.75% of the Fund’s average daily net assets to the contractual annual rate of 0.70%. Prior to April 29, 2005, GSAM had voluntarily waived a portion of its Management fee for the Structured Tax-Managed Equity Fund equal to 0.05% of the Fund’s average daily net assets.
     At a meeting held on June 16, 2005, the Board of Trustees of the Trust approved a fee reduction commitment for the Funds which will be effective on a contractual basis in 2006. Effective July 1, 2005, GSAM implemented the fee reduction commitment on a voluntary basis which results in the following annual Management fee rates.

	Management Fee	Average Daily
Fund	Annual Rate	Net Assets

Tollkeeper	1.00%	First $1 Billion
	0.90	Next $1 Billion
	0.86	Over $2 Billion

Structured Tax-Managed Equity	0.70	First $1 Billion
	0.63	Next $1 Billion
	0.60	Over $2 Billion

Real Estate Securities	1.00	First $1 Billion
	0.90	Next $1 Billion
	0.86	Over $2 Billion

     Prior to July 1, 2005, the Funds’ Management fees as an annual percentage rate of average daily net assets were as follows:

Fund	Management Fee

Tollkeeper	1.00%

Structured Tax-Managed Equity*	0.70

Real Estate Securities	1.00

*	Prior to April 29, 2005, the Fund’s contractual management fee was 0.75% of the Fund’s average daily net assets.

     GSAM has voluntarily agreed to limit certain “Other Expenses” of the Funds (excluding Management fees, Distribution and Service fees, Transfer Agency fees and expenses, and Service Share fees, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) to the extent that such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such expense reimbursements, if any, are computed daily and paid monthly. In addition, the Funds are not obligated to reimburse GSAM for prior fiscal year expense reimbursements, if any.

GOLDMAN SACHS SPECIALTY FUNDS

3. AGREEMENTS (continued)

     For the year ended December 31, 2005, the Other Expense limitations for the Tollkeeper, Structured Tax-Managed Equity and the Real Estate Securities Funds as an annual percentage rate of average daily net assets were 0.064%, 0.054% and 0.004%, respectively.
     The Trust, on behalf of each Fund, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs and/or authorized dealers are entitled to a monthly fee for distribution services equal to, on an annual basis, 0.25%, 0.75% and 0.75% of the Funds’ average daily net assets attributable to Class A, Class B and Class C Shares, respectively. Additionally, Goldman Sachs and/or authorized dealers are entitled to receive under the Plans a separate fee for personal and account maintenance services equal to, on an annual basis, 0.25% of each Fund’s average daily net assets attributable to Class B and Class C Shares.
     Goldman Sachs serves as Distributor of shares of the Funds pursuant to a Distribution Agreement. Goldman Sachs may retain a portion of the Class A sales load and Class B and Class C contingent deferred sales charges. During the year ended December 31, 2005, Goldman Sachs advised the Funds that it retained the following approximate amounts:

		Contingent Deferred
	Sales Load	Sales Charge

Fund	Class A	Class B	Class C

Tollkeeper	$15,500	$1,600	$200

Structured Tax-Managed Equity	36,500	100	—

Real Estate Securities	86,200	200	200

     Goldman Sachs also serves as the Transfer Agent of the Funds for a fee. The fees charged for such transfer agency services are calculated daily and payable monthly at an annual rate as follows: 0.19% of the average daily net assets for Class A, Class B and Class C Shares and 0.04% of the average daily net assets for Institutional and Service Shares.
     The Trust, on behalf of each Fund, has adopted a Service Plan and Shareholder Administration Plan for Service Shares. These plans allow for Service Shares to compensate service organizations for providing varying levels of personal and account administration and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan provide for compensation to the service organizations in an amount equal to, on an annualized basis, 0.25% and 0.25%, respectively, of the average daily net assets of the Service Shares.
     For the year ended December 31, 2005, GSAM has voluntarily agreed to waive certain fees and reimburse other expenses. In addition, the Funds have entered into certain offset arrangements with the custodian resulting in a reduction in the Funds’ expenses. These expense reductions were as follows (in thousands):

	Management	Other Expense	Custody	Total Expense
Fund	Fee Waiver	Reimbursement	Fee Reduction	Reductions

Tollkeeper	$—	$209	$3	$212

Structured Tax-Managed Equity	15	354	1	370

Real Estate Securities	—	552	2	554

GOLDMAN SACHS SPECIALTY FUNDS

Notes to Financial Statements (continued)

December 31, 2005

3. AGREEMENTS (continued)

     At December 31, 2005, the amounts owed to affiliates were as follows (in thousands):

				Over Reimbursement
	Management	Distribution and	Transfer	of “Other
Fund	Fees	Service Fees	Agent Fees	Expense”	Total

Tollkeeper	$281	$190	$52	$61	$584

Structured Tax-Managed Equity	84	57	20	—	161

Real Estate Securities	584	100	67	—	751

4. PORTFOLIO SECURITIES TRANSACTIONS

The cost of purchases and proceeds from sales and maturities of long-term securities for the year ended December 31, 2005 were as follows:

Fund	Purchases	Sales and Maturities

Tollkeeper	$165,440,955	$268,836,294

Structured Tax-Managed Equity	136,306,720	96,775,385

Real Estate Securities	191,548,686	112,320,091

     For the year ended December 31, 2005, Goldman Sachs earned approximately $11,100, $17,300 and $15,600 of brokerage commissions from portfolio transactions, including futures transactions, executed on behalf of the Tollkeeper, Structured Tax-Managed Equity and Real Estate Securities Funds, respectively.

     During the year ended December 31, 2005, GSAM voluntarily agreed to reimburse the Structured Tax-Managed Equity Fund $5,987 for certain class action settlements in which the Fund was eligible to participate.

5. SECURITIES LENDING

Pursuant to exemptive relief granted by the SEC and the terms and conditions contained therein, the Funds may lend their securities through a securities lending agent, Boston Global Advisers (“BGA”), a wholly-owned subsidiary of Goldman Sachs, to certain qualified borrowers including Goldman Sachs and affiliates. In accordance with the Funds’ security lending procedures, the loans are collateralized at all times with cash and/or securities with a market value at least equal to the securities on loan. As with other extensions of credit, the Funds bear the risk of delay on recovery or loss of rights in the collateral should the borrower of the securities fail financially.

     Both the Funds and BGA receive compensation relating to the lending of the Funds’ securities. The amounts earned by the Funds for the year ended December 31, 2005, are reported parenthetically on the Statements of Operations. The Funds invest the cash collateral received in connection with securities lending transactions in the Enhanced Portfolio of Boston Global Investment Trust, a Delaware statutory trust. The Enhanced Portfolio is exempt from registration under Section 3(c)(7) of the Act and is managed by GSAM, for which GSAM receives an investment advisory fee of up to 0.10% of the average daily net assets of the Enhanced Portfolio. The Enhanced Portfolio invests in high quality money market instruments. The Funds bear the risk of incurring a loss from the investment of cash collateral due to either credit or market factors.

GOLDMAN SACHS SPECIALTY FUNDS

5. SECURITIES LENDING (continued)

     The table below details securities lending activity as of, and for the year ended, December 31, 2005:

				Earnings Received
			Earnings of BGA	by the Funds
		Cash Collateral	Relating to Securities	From Lending to
	Market Value of	Received for Loans	Loaned for the	Goldman Sachs for
	Securities on Loan as of	Outstanding as of	Year Ended	the Year Ended
Fund	December 31, 2005	December 31, 2005	December 31, 2005	December 31, 2005

Tollkeeper	$4,563,010	$4,660,750	$5,569	$1,429

Structured Tax-Managed Equity	304,965	317,250	2,779	—

Real Estate Securities	23,040,700	23,592,000	9,195	—

6. LINE OF CREDIT FACILITY

The Funds participate in a $350,000,000 committed, unsecured revolving line of credit facility together with other registered investment companies having management or investment advisory agreements with GSAM. Under the most restrictive arrangement, the Funds must own securities having a market value in excess of 300% of each Fund’s total bank borrowings. This facility is to be used solely for temporary or emergency purposes. The interest rate on borrowings is based on the federal funds rate. The committed facility also requires a fee to be paid by the Funds based on the amount of the commitment which has not been utilized. During the year ended December 31, 2005, the Funds did not have any borrowings under this facility.

7. TAX INFORMATION

     The tax character of distributions paid during the fiscal year ended December 31, 2005 was as follows:

		Structured
		Tax-Managed	Real Estate
	Tollkeeper Fund	Equity Fund	Securities Fund

Distributions paid from:
Ordinary income	$—	$117,794	$10,518,656
Net long-term capital gains	—	—	41,717,561

Total taxable distributions	$—	$117,794	$52,236,217

The tax character of distributions paid during the fiscal year ended December 31, 2004 was as follows:

		Structured
		Tax-Managed	Real Estate
	Tollkeeper Fund	Equity Fund	Securities Fund

Distributions paid from:
Ordinary income	$—	$203,940	$10,678,799
Net long-term capital gains	—	—	30,725,804

Total taxable distributions	$—	$203,940	$41,404,603

GOLDMAN SACHS SPECIALTY FUNDS

Notes to Financial Statements (continued)

December 31, 2005

7. TAX INFORMATION (continued)
     As of December 31, 2005, the components of accumulated earnings (losses) on a tax basis were as follows:

		Structured
		Tax-Managed	Real Estate
	Tollkeeper Fund	Equity Fund	Securities Fund

Undistributed ordinary income — net	$—	$21,088	$655,325
Undistributed long-term capital gains	—	—	1,277,571

Total undistributed earnings	$—	$21,088	$1,932,896
Capital loss carryforward:(1)(2)
Expiring 2009	(775,760,676)	(21,567,672)	—
Expiring 2010	(476,361,177)	(20,748,975)	—
Expiring 2011	(137,998,151)	(209,608)	—
Expiring 2012	(1,145,651)	—	—

Total capital loss carryforward	(1,391,265,655)	(42,526,255)	—
Timing differences (post October losses/certain REIT distributions)	—	—	648,720
Unrealized gains (losses) — net	7,361,938	31,306,939	209,218,658

Total accumulated earnings (losses) — net	$(1,383,903,717)	$(11,198,228)	$211,800,274

(1)	Expiration occurs on December 31 of the year indicated.
(2)	During the year ended December 31, 2005, Tollkeeper and Structured Tax-Managed Equity Funds utilized $37,043,183 and $2,636,195 of capital losses, respectively.
     At December 31, 2005, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes was as follows:

		Structured
		Tax-Managed	Real Estate
	Tollkeeper Fund	Equity Fund	Securities Fund

Tax Cost	$314,545,034	$110,679,307	$509,405,883

Gross Unrealized Gain	38,588,993	31,796,887	209,617,991
Gross Unrealized Loss	(31,227,055)	(489,948)	(399,333)

Net unrealized security gain	$7,361,938	$31,306,939	$209,218,658

The difference between book-basis and tax-basis unrealized gains (losses) is attributable primarily to wash sales, the recognition of gains on appreciated stock for tax purposes and net mark to market losses on Section 1256 futures contracts.
     In order to present certain components of the Funds’ capital accounts on a tax basis, certain reclassifications have been recorded to the Funds’ accounts. These reclassifications have no impact on the net asset value of the Funds. Reclassifications result primarily from the difference in tax treatment of real estate investment trusts and net operating losses.

			Accumulated
		Accumulated	Undistributed
		Net Realized	Net Investment
Fund	Paid-in Capital	Gain (Loss)	Income

Tollkeeper	$(5,331,671)	$65,425	$5,266,246

Structured Tax-Managed Equity	—	—	—

Real Estate Securities	—	(3,369,824)	3,369,824

GOLDMAN SACHS SPECIALTY FUNDS

8. OTHER MATTERS

As of December 31, 2005, Goldman Sachs & Co. Employees Profit Sharing Master Trust was the beneficial owner of approximately 16% of the outstanding shares of the Real Estate Securities Fund.
     In addition, the following Goldman Sachs Asset Allocation Portfolios were beneficial owners of the Real Estate Securities Fund as of December 31, 2005 (as a percentage of outstanding Institutional shares):

		Goldman Sachs		Goldman Sachs
	Goldman Sachs	Growth and Income	Goldman Sachs	Aggressive
	Balanced Strategy	Strategy	Growth Strategy	Growth Strategy
Fund	Portfolio	Portfolio	Portfolio	Portfolio

Real Estate Securities	1%	3%	2%	1%

Legal Proceedings — Purported class and derivative action lawsuits were filed in April and May 2004 in the United States District Court for the Southern District of New York against Goldman Sachs Group, Inc. (“GSG”), GSAM and certain related parties, including certain Goldman Sachs Funds including these Funds, and the Trustees and Officers of the Trust. In June 2004, these lawsuits were consolidated into one action and in November 2004 a consolidated and amended complaint was filed against GSG, GSAM, Goldman Sachs Asset Management International (“GSAMI”), Goldman Sachs and certain related parties including certain Goldman Sachs Funds and the Trustees and Officers of the Trust. The Funds in this report, along with certain other investment portfolios of the Trust, were named as nominal defendants in the amended complaint. Plaintiffs filed a second amended consolidated complaint on April 15, 2005. The second amended complaint alleges violations of the Act and the Investment Advisers Act of 1940. The second complaint also asserts claims involving common law breach of fiduciary duty and unjust enrichment. The complaint alleges, among other things, that between April 2, 1999 and January 9, 2004 (the “Class Period”), GSAM and other defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Act which were necessary to prevent such registration statements and reports from being materially false and misleading. The complaint further alleges that the Goldman Sachs Funds paid excessive and improper advisory fees to Goldman Sachs. The complaint also alleges GSAM and GSAMI used 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. On January 13, 2006, all claims against the defendants were dismissed by the U.S. District Court. It is possible that the plaintiffs may appeal this decision.

     Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class action and derivative action lawsuits will have a material adverse financial impact on the Funds is remote, and the pending actions are not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

GOLDMAN SACHS SPECIALTY FUNDS

Notes to Financial Statements (continued)

December 31, 2005

9. SUMMARY OF SHARE TRANSACTIONS

Share activity is as follows:

	Tollkeeper Fund

	For the Year Ended		For the Year Ended
	December 31, 2005		December 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	3,095,992	$23,855,881	3,791,149	$26,708,126
Shares converted from Class B(a)	137,949	1,063,670	10,714	77,615
Shares repurchased	(7,643,167)	(58,350,553)	(9,591,841)	(67,501,920)

	(4,409,226)	(33,431,002)	(5,789,978)	(40,716,179)

Class B Shares
Shares sold	261,562	1,913,691	315,608	2,175,857
Shares converted to Class A(a)	(144,191)	(1,063,670)	(11,131)	(77,615)
Shares repurchased	(5,990,133)	(44,061,374)	(6,679,013)	(45,462,651)

	(5,872,762)	(43,211,353)	(6,374,536)	(43,364,409)

Class C Shares
Shares sold	369,226	2,715,457	381,690	2,599,057
Shares repurchased	(2,918,197)	(21,386,034)	(3,620,229)	(24,657,529)

	(2,548,971)	(18,670,577)	(3,238,539)	(22,058,472)

Institutional Shares
Shares sold	93,645	737,148	285,519	2,062,277
Shares repurchased	(429,593)	(3,405,481)	(2,771,284)	(19,831,439)

	(335,948)	(2,668,333)	(2,485,765)	(17,769,162)

Service Shares
Shares sold	3,757	29,084	59,101	411,793
Shares repurchased	(6,600)	(50,109)	(50,577)	(356,469)

	(2,843)	(21,025)	8,524	55,324

NET DECREASE	(13,169,750)	$(98,002,290)	(17,880,294)	$(123,852,898)

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.

GOLDMAN SACHS SPECIALTY FUNDS

9. SUMMARY OF SHARE TRANSACTIONS (continued)

	Structured Tax-Managed Equity Fund

	For the Year Ended		For the Year Ended
	December 31, 2005		December 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	4,056,229	$40,430,685	684,187	$6,057,105
Shares converted from Class B(a)	6,461	65,417	10,986	102,852
Reinvestment of dividends and distributions	4,962	51,757	16,537	154,125
Shares repurchased	(927,457)	(9,014,017)	(920,988)	(7,997,534)

	3,140,195	31,533,842	(209,278)	(1,683,452)

Class B Shares
Shares sold	111,891	1,052,770	124,580	1,043,585
Shares converted to Class A(a)	(6,678)	(65,417)	(11,287)	(102,852)
Shares repurchased	(540,991)	(5,027,276)	(545,209)	(4,542,347)

	(435,778)	(4,039,923)	(431,916)	(3,601,614)

Class C Shares
Shares sold	264,729	2,458,239	233,592	1,953,407
Shares repurchased	(418,178)	(3,894,499)	(713,418)	(5,940,072)

	(153,449)	(1,436,260)	(479,826)	(3,986,665)

Institutional Shares
Shares sold	1,358,712	13,854,225	281,892	2,455,088
Reinvestment of dividends and distributions	2,437	25,810	1,200	11,349
Shares repurchased	(101,700)	(966,306)	(195,196)	(1,688,596)

	1,259,449	12,913,729	87,896	777,841

Service Shares
Shares sold	—	—	1	9
Shares repurchased	(18,350)	(184,450)	(48,244)	(416,890)

	(18,350)	(184,450)	(48,243)	(416,881)

NET INCREASE (DECREASE)	3,792,067	$38,786,938	(1,081,367)	$(8,910,771)

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.

GOLDMAN SACHS SPECIALTY FUNDS

Notes to Financial Statements (continued)

December 31, 2005

9. SUMMARY OF SHARE TRANSACTIONS (continued)

	Real Estate Securities Fund

	For the Year Ended		For the Year Ended
	December 31, 2005		December 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	6,274,862	$109,847,880	7,104,763	$107,371,884
Shares converted from Class B(a)	6,639	116,418	660	10,210
Reinvestment of dividends and distributions	1,100,597	19,642,193	1,083,933	17,676,261
Shares repurchased	(6,753,846)	(116,817,551)	(5,644,763)	(83,721,355)

	628,252	12,788,940	2,544,593	41,337,000

Class B Shares
Shares sold	197,614	3,492,326	320,152	4,901,517
Shares converted to Class A(a)	(6,623)	(116,418)	(660)	(10,210)
Reinvestment of dividends and distributions	72,939	1,308,501	87,357	1,435,131
Shares repurchased	(480,926)	(8,502,399)	(401,987)	(6,020,146)

	(216,996)	(3,817,990)	4,862	306,292

Class C Shares
Shares sold	245,826	4,327,210	256,415	3,859,628
Reinvestment of dividends and distributions	61,086	1,087,285	65,612	1,070,049
Shares repurchased	(261,227)	(4,566,541)	(237,177)	(3,563,578)

	45,685	847,954	84,850	1,366,099

Institutional Shares
Shares sold	8,663,661	150,445,372	7,084,204	107,671,204
Reinvestment of dividends and distributions	1,346,111	24,114,871	937,796	15,331,660
Shares repurchased	(4,146,435)	(72,522,372)	(3,556,609)	(53,530,569)

	5,863,337	102,037,871	4,465,391	69,472,295

Service Shares
Shares sold	260,484	4,543,950	158,074	2,451,706
Reinvestment of dividends and distributions	7,131	128,244	2,470	40,824
Shares repurchased	(92,570)	(1,624,884)	(26,079)	(422,943)

	175,045	3,047,310	134,465	2,069,587

NET INCREASE	6,495,323	$114,904,085	7,234,161	$114,551,273

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.

GOLDMAN SACHS SPECIALTY FUNDS

10. SUBSEQUENT EVENTS

Effective January 6, 2006, the name of the Goldman Sachs CORESM Tax-Managed Equity Fund was changed to the Goldman Sachs Structured Tax-Managed Equity Fund. This name change will not affect the Fund’s investment objectives, policies, strategies, practices or limitations. Additionally, effective January 6, 2006, the Investment Adviser has agreed to voluntarily waive a portion of its management fee equal to 0.05% of the average daily net assets of the Structured Tax-Managed Equity Fund and has also agreed to voluntarily reduce the Other Expense limitations to 0.004% of the Fund’s average daily net assets.

GOLDMAN SACHS TOLLKEEPER FUNDSM

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations
	Net asset				Net asset
	value,	Net	Net realized	Total from	value,
	beginning	investment	and unrealized	investment	end	Total
Year - Share Class	of year	loss(a)	gain (loss)	operations	of year	return(b)

FOR THE YEARS ENDED DECEMBER 31,

2005 - A	$7.87	$(0.08)	$0.23	$0.15	$8.02	1.91%
2005 - B	7.56	(0.13)	0.22	0.09	7.65	1.19
2005 - C	7.55	(0.13)	0.22	0.09	7.64	1.19
2005 - Institutional	8.04	(0.05)	0.24	0.19	8.23	2.36
2005 - Service	7.85	(0.09)	0.23	0.14	7.99	1.78

2004 - A	6.99	(0.04)	0.92	0.88	7.87	12.59
2004 - B	6.77	(0.09)	0.88	0.79	7.56	11.67
2004 - C	6.76	(0.09)	0.88	0.79	7.55	11.69
2004 - Institutional	7.11	(0.02)	0.95	0.93	8.04	13.08
2004 - Service	6.96	(0.04)	0.93	0.89	7.85	12.79

2003 - A	4.80	(0.08)	2.27	2.19	6.99	45.63
2003 - B	4.68	(0.12)	2.21	2.09	6.77	44.66
2003 - C	4.67	(0.12)	2.21	2.09	6.76	44.75
2003 - Institutional	4.86	(0.05)	2.30	2.25	7.11	46.30
2003 - Service	4.78	(0.08)	2.26	2.18	6.96	45.61

2002 - A	7.91	(0.08)	(3.03)	(3.11)	4.80	(39.32)
2002 - B	7.77	(0.12)	(2.97)	(3.09)	4.68	(39.77)
2002 - C	7.77	(0.12)	(2.98)	(3.10)	4.67	(39.90)
2002 - Institutional	7.98	(0.06)	(3.06)	(3.12)	4.86	(39.10)
2002 - Service	7.89	(0.09)	(3.02)	(3.11)	4.78	(39.42)

2001 - A	11.90	(0.13)	(3.86)	(3.99)	7.91	(33.53)
2001 - B	11.79	(0.20)	(3.82)	(4.02)	7.77	(34.10)
2001 - C	11.78	(0.20)	(3.81)	(4.01)	7.77	(34.04)
2001 - Institutional	11.97	(0.09)	(3.90)	(3.99)	7.98	(33.33)
2001 - Service	11.88	(0.13)	(3.86)	(3.99)	7.89	(33.59)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS TOLLKEEPER FUNDSM

			Ratios assuming no
			expense reductions

Net assets		Ratio of		Ratio of
at end of	Ratio of net	net investment	Ratio of total	net investment	Portfolio
year	expenses to	loss to	expenses to	loss to	turnover
(in 000s)	average net assets	average net assets	average net assets	average net assets	rate

$125,718	1.50%	(1.10)%	1.56%	(1.16)%	48%
120,415	2.25	(1.85)	2.31	(1.91)	48
60,638	2.25	(1.85)	2.31	(1.91)	48
8,819	1.10	(0.70)	1.16	(0.76)	48
100	1.60	(1.20)	1.66	(1.26)	48

158,079	1.50	(0.55)	1.56	(0.61)	37
163,502	2.25	(1.31)	2.31	(1.37)	37
79,210	2.25	(1.31)	2.31	(1.37)	37
11,323	1.10	(0.31)	1.16	(0.37)	37
121	1.60	(0.57)	1.66	(0.63)	37

180,819	1.50	(1.30)	1.55	(1.35)	27
189,420	2.25	(2.04)	2.30	(2.09)	27
92,752	2.25	(2.04)	2.30	(2.09)	27
27,687	1.10	(0.89)	1.15	(0.94)	27
48	1.60	(1.39)	1.65	(1.44)	27

147,055	1.51	(1.46)	1.56	(1.51)	28
154,251	2.26	(2.21)	2.31	(2.26)	28
74,765	2.26	(2.21)	2.31	(2.26)	28
15,920	1.11	(1.06)	1.16	(1.11)	28
74	1.61	(1.56)	1.66	(1.61)	28

325,639	1.50	(1.37)	1.50	(1.37)	24
345,170	2.25	(2.12)	2.25	(2.12)	24
173,860	2.25	(2.12)	2.25	(2.12)	24
56,030	1.10	(0.97)	1.10	(0.97)	24
309	1.60	(1.40)	1.60	(1.40)	24

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations
					Distributions
	Net asset	Net			to shareholders
	value,	investment	Net realized	Total from	from net
	beginning	income	and unrealized	investment	investment
Year - Share Class	of year	(loss)(a)	gain (loss)	operations	income

FOR THE YEARS ENDED DECEMBER 31,

2005 - A	$9.56	$0.04	$0.80	$0.84	$(0.01)
2005 - B	9.30	(0.03)	0.77	0.74	—
2005 - C	9.28	(0.03)	0.77	0.74	—
2005 - Institutional	9.70	0.09	0.81	0.90	(0.04)
2005 - Service	9.54	0.03	0.80	0.83	—

2004 - A	8.09	0.06	1.45	1.51	(0.04)
2004 - B	7.90	(0.01)	1.41	1.40	—
2004 - C	7.88	(0.01)	1.41	1.40	—
2004 - Institutional	8.21	0.10	1.47	1.57	(0.08)
2004 - Service	8.06	0.05	1.44	1.49	(0.01)

2003 - A	6.27	0.02	1.80	1.82	—
2003 - B	6.16	(0.03)	1.77	1.74	—
2003 - C	6.15	(0.03)	1.76	1.73	—
2003 - Institutional	6.33	0.05	1.83	1.88	—
2003 - Service	6.24	0.01	1.81	1.82	—

2002 - A	7.92	0.01	(1.66)	(1.65)	—
2002 - B	7.84	(0.04)	(1.64)	(1.68)	—
2002 - C	7.82	(0.04)	(1.63)	(1.67)	—
2002 - Institutional	7.96	0.04	(1.67)	(1.63)	—
2002 - Service	7.90	— (c)	(1.66)	(1.66)	—

2001 - A	8.93	— (c)	(0.99)	(0.99)	(0.02)
2001 - B	8.89	(0.06)	(0.99)	(1.05)	—
2001 - C	8.88	(0.06)	(0.99)	(1.05)	(0.01)
2001 - Institutional	8.96	0.03	(1.00)	(0.97)	(0.03)
2001 - Service	8.93	(0.01)	(0.99)	(1.00)	(0.03)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	Less than $0.005 per share.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS STRUCTURED TAX-MANAGED EQUITY FUND

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets at	Ratio of	net investment	Ratio of	net investment
Net asset		end of	net expenses	income (loss)	expenses	income (loss)	Portfolio
at end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$10.39	8.77%	$76,268	1.19%	0.45%	1.55%	0.10%	92%
10.04	7.96	25,218	1.94	(0.33)	2.29	(0.68)	92
10.02	7.97	22,687	1.94	(0.33)	2.29	(0.68)	92
10.56	9.25	17,843	0.79	0.89	1.15	0.52	92
10.37	8.70	411	1.29	0.32	1.64	(0.03)	92

9.56	18.69	40,125	1.21	0.64	1.57	0.28	102
9.30	17.72	27,405	1.96	(0.12)	2.32	(0.48)	102
9.28	17.77	22,431	1.96	(0.12)	2.32	(0.48)	102
9.70	19.10	4,177	0.81	1.16	1.17	0.80	102
9.54	18.54	553	1.31	0.50	1.67	0.14	102

8.09	29.03	35,664	1.25	0.25	1.57	(0.07)	73
7.90	28.25	26,689	2.00	(0.50)	2.32	(0.82)	73
7.88	28.13	22,832	2.00	(0.50)	2.32	(0.82)	73
8.21	29.70	2,814	0.85	0.65	1.17	0.33	73
8.06	29.17	856	1.35	0.15	1.67	(0.17)	73

6.27	(20.83)	38,013	1.26	0.11	1.48	(0.11)	81
6.16	(21.43)	24,066	2.01	(0.64)	2.23	(0.86)	81
6.15	(21.36)	21,711	2.01	(0.64)	2.23	(0.86)	81
6.33	(20.48)	5,863	0.86	0.52	1.08	0.30	81
6.24	(21.01)	729	1.36	0.03	1.58	(0.19)	81

7.92	(11.03)	62,896	1.24	—	1.45	(0.20)	102
7.84	(11.78)	37,711	1.99	(0.74)	2.20	(0.95)	102
7.82	(11.85)	33,089	1.99	(0.74)	2.20	(0.95)	102
7.96	(10.78)	9,933	0.84	0.42	1.05	0.21	102
7.90	(11.15)	723	1.34	(0.09)	1.55	(0.30)	102

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS REAL ESTATE SECURITIES FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations			Distributions to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net	From tax
	beginning	investment	and unrealized	investment	investment	realized	return of	Total
Year - Share Class	of year	income(a)	gain (loss)	operations	income	gains	capital	distributions

FOR THE YEARS ENDED DECEMBER 31,

2005 - A	$17.29	$0.25	$1.93	$2.18	$(0.34)	$(1.09)	$—	$(1.43)
2005 - B	17.34	0.10	1.96	2.06	(0.21)	(1.09)	—	(1.30)
2005 - C	17.22	0.12	1.93	2.05	(0.22)	(1.09)	—	(1.31)
2005 - Institutional	17.34	0.34	1.92	2.26	(0.41)	(1.09)	—	(1.50)
2005 - Service	17.37	0.27	1.91	2.18	(0.33)	(1.09)	—	(1.42)

2004 - A	13.98	0.29	4.39	4.68	(0.34)	(1.03)	—	(1.37)
2004 - B	14.04	0.17	4.40	4.57	(0.24)	(1.03)	—	(1.27)
2004 - C	13.95	0.17	4.38	4.55	(0.25)	(1.03)	—	(1.28)
2004 - Institutional	14.02	0.35	4.40	4.75	(0.40)	(1.03)	—	(1.43)
2004 - Service	14.05	0.33	4.35	4.68	(0.33)	(1.03)	—	(1.36)

2003 - A	10.53	0.41	3.63	4.04	(0.43)	(0.16)	—	(0.59)
2003 - B	10.57	0.31	3.66	3.97	(0.34)	(0.16)	—	(0.50)
2003 - C	10.51	0.31	3.63	3.94	(0.34)	(0.16)	—	(0.50)
2003 - Institutional	10.55	0.46	3.65	4.11	(0.48)	(0.16)	—	(0.64)
2003 - Service	10.57	0.47	3.59	4.06	(0.42)	(0.16)	—	(0.58)

2002 - A	10.85	0.46	(0.14)	0.32	(0.31)	(0.27)	(0.06)	(0.64)
2002 - B	10.90	0.40	(0.16)	0.24	(0.24)	(0.27)	(0.06)	(0.57)
2002 - C	10.84	0.39	(0.16)	0.23	(0.23)	(0.27)	(0.06)	(0.56)
2002 - Institutional	10.87	0.51	(0.14)	0.37	(0.36)	(0.27)	(0.06)	(0.69)
2002 - Service	10.90	0.42	(0.11)	0.31	(0.31)	(0.27)	(0.06)	(0.64)

2001 - A	11.00	0.37	0.34	0.71	(0.39)	(0.47)	—	(0.86)
2001 - B	11.05	0.30	0.34	0.64	(0.32)	(0.47)	—	(0.79)
2001 - C	10.98	0.30	0.35	0.65	(0.32)	(0.47)	—	(0.79)
2001 - Institutional	11.03	0.41	0.34	0.75	(0.44)	(0.47)	—	(0.91)
2001 - Service	11.04	0.37	0.34	0.71	(0.38)	(0.47)	—	(0.85)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

 The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS REAL ESTATE SECURITIES FUND

					Ratios assuming no
					expense reductions

				Ratio of	Ratio of	Ratio of
		Net assets	Ratio of	net investment	total	net investment
Net asset		end of	net expenses	income	expenses	income	Portfolio
at end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$18.04	12.83%	$301,360	1.44%	1.42%	1.53%	1.33%	19%
18.10	12.03	21,597	2.19	0.58	2.28	0.50	19
17.96	12.03	20,020	2.19	0.65	2.28	0.56	19
18.10	13.30	348,872	1.04	1.89	1.13	1.80	19
18.13	12.76	5,778	1.54	1.49	1.64	1.40	19

17.29	34.28	277,873	1.44	1.92	1.62	1.74	30
17.34	33.24	24,452	2.19	1.12	2.28	1.03	30
17.22	33.26	18,410	2.19	1.13	2.28	1.04	30
17.34	34.76	232,525	1.04	2.34	1.13	2.25	30
17.37	34.15	2,496	1.54	2.19	1.63	2.10	30

13.98	39.25	189,164	1.44	3.37	1.81	3.00	17
14.04	38.27	19,728	2.19	2.58	2.31	2.46	17
13.95	38.24	13,732	2.19	2.62	2.31	2.50	17
14.02	39.90	125,388	1.04	3.81	1.16	3.69	17
14.05	39.24	130	1.54	3.78	1.66	3.66	17

10.53	2.91	123,487	1.45	4.08	1.84	3.69	37
10.57	2.12	14,256	2.20	3.61	2.34	3.47	37
10.51	2.11	9,072	2.20	3.56	2.34	3.42	37
10.55	3.31	76,792	1.05	4.53	1.19	4.39	37
10.57	2.78	30	1.55	3.97	1.69	3.83	37

10.85	6.75	144,286	1.44	3.36	1.83	2.97	50
10.90	5.98	7,559	2.19	2.71	2.33	2.57	50
10.84	6.13	5,594	2.19	2.74	2.33	2.60	50
10.87	7.16	74,923	1.04	3.75	1.18	3.61	50
10.90	6.83	2	1.54	3.32	1.68	3.18	50

The accompanying notes are an integral part of these financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees
Goldman Sachs Trust

We have audited the accompanying statements of assets and liabilities, including the statements of investments, of Goldman Sachs Tollkeeper Fund (formerly, Goldman Sachs Internet Tollkeeper Fund), Goldman Sachs Structured Tax-Managed Equity Fund (formerly, Goldman Sachs CORE Tax-Managed Equity Fund), and Goldman Sachs Real Estate Securities Fund (three of the funds comprising the Goldman Sachs Trust) (the “Funds”), as of December 31, 2005, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2005, by correspondence with the custodian and others or by other appropriate auditing procedures where replies from others were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Goldman Sachs Tollkeeper Fund, Goldman Sachs Structured Tax-Managed Equity Fund and Goldman Sachs Real Estate Securities Fund at December 31, 2005, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

February 10, 2006

GOLDMAN SACHS SPECIALTY FUNDS

Fund Expenses (Unaudited) — Six Month Period Ended December 31, 2005

          As a shareholder of Class A, Class B, Class C, Institutional or Service Shares of the Funds you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments (with respect to Class A Shares), contingent deferred sales charges (loads) on redemptions (with respect to Class B and Class C Shares), and redemption fees (with respect to Class A, Class B, Class C, Institutional and Service Shares, if any); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class B and Class C Shares); and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class B, Class C, Institutional and Service Shares of the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

          The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from July 1, 2005 through December 31, 2005.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account for this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual expense ratio and an assumed rate of return of 5% per year before expenses, which are not the Funds’ actual returns. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

          Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Tollkeeper Fund				Structured Tax-Managed Equity Fund				Real Estate Securities Fund

				Expenses				Expense				Expenses Paid
	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		for the
	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended	Account Value	Account Value		6 months ended
Share Class	7/1/05	12/31/05		12/31/05*	7/1/05	12/31/05		12/31/05*	7/1/05	12/31/05		12/31/05*

Class A
Actual	$1,000.00	$1,062.30		$7.81	$1,000.00	$1,088.80		$6.28	$1,000.00	$1,068.20		$7.53
Hypothetical 5% return	1,000.00	1,017.63	+	7.64	1,000.00	1,019.19	+	6.07	1,000.00	1,017.93	+	7.34

Class B
Actual	1,000.00	1,058.10		11.69	1,000.00	1,084.20		10.19	1,000.00	1,064.20		11.41
Hypothetical 5% return	1,000.00	1,013.85	+	11.43	1,000.00	1,015.42	+	9.86	1,000.00	1,014.15	+	11.13

Class C
Actual	1,000.00	1,056.70		11.68	1,000.00	1,084.40		10.20	1,000.00	1,064.90		11.42
Hypothetical 5% return	1,000.00	1,013.85	+	11.43	1,000.00	1,015.42	+	9.86	1,000.00	1,014.15	+	11.13

Institutional
Actual	1,000.00	1,063.30		5.74	1,000.00	1,091.40		4.16	1,000.00	1,070.80		5.45
Hypothetical 5% return	1,000.00	1,019.64	+	5.62	1,000.00	1,021.22	+	4.02	1,000.00	1,019.94	+	5.31

Service
Actual	1,000.00	1,061.10		8.31	1,000.00	1088.10		6.78	1,000.00	1,068.10		8.03
Hypothetical 5% return	1,000.00	1,017.14	+	8.13	1,000.00	1,018.71	+	6.56	1,000.00	1,017.44	+	7.83

*	Expenses for each share class are calculated using each Fund’s annualized expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended December 31, 2005. Expenses are calculated by multiplying the annualized expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. Expense ratios for the most recent fiscal half year may differ from expense ratios based on one-year data in the financial highlights. The annualized net expense ratios for the period were as follows:

Fund	Class A	Class B	Class C	Institutional	Service

Tollkeeper	1.50%	2.25%	2.25%	1.10%	1.60%
Structured Tax-Managed Equity	1.19	1.94	1.94	0.80	1.29
Real Estate Securities	1.44	2.19	2.19	1.04	1.54

+	Hypothetical expenses are based on each Fund’s actual expense ratios and an assumed rate of return of 5% per year before expenses.

GOLDMAN SACHS SPECIALTY FUNDS

Trustees and Officers (Unaudited)

Independent Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Ashok N. Bakhru Age: 63	Chairman & Trustee	Since 1991	President, ABN Associates (July 1994-March 1996 and November 1998-Present); Executive Vice President—Finance and Administration and Chief Financial Officer, Coty Inc. (manufacturer of fragrances and cosmetics) (April 1996-November 1998); Director of Arkwright Mutual Insurance Company (1984-1999); Trustee of International House of Philadelphia (program center and residential community for students and professional trainees from the United States and foreign countries) (1989-2004); Member of Cornell University Council (1992-2004); Trustee of the Walnut Street Theater (1992-2004); Trustee, Scholarship America (1998-2005); Trustee, Institute for Higher Education Policy (2003- Present); Director, Private Equity Investors—III and IV (November 1998-Present), and Equity-Limited Investors II (April 2002-Present); and Chairman, Lenders Service Inc. (provider of mortgage lending services) (2000-2003).

			Chairman of the Board and Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

John P. Coblentz, Jr. Age: 64	Trustee	Since 2003	Partner, Deloitte & Touche LLP (June 1975-May 2003). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Patrick T. Harker Age: 47	Trustee	Since 2000	Dean and Reliance Professor of Operations and Information Management, The Wharton School, University of Pennsylvania (February 2000-Present); Interim and Deputy Dean, The Wharton School, University of Pennsylvania (July 1999-Present); and Professor and Chairman of Department of Operations and Information Management, The Wharton School, University of Pennsylvania (July 1997-August 2000). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Mary P. McPherson Age: 70	Trustee	Since 1997	Vice President, The Andrew W. Mellon Foundation (provider of grants for conservation, environmental and educational purposes) (October 1997-Present); Director, Smith College (1998-Present); Director, Josiah Macy, Jr. Foundation (health educational programs) (1977-Present); Director, Philadelphia Contributionship (insurance) (1985-Present); Director Emeritus, Amherst College (1986-1998); Director, The Spencer Foundation (educational research) (1993-February 2003); member of PNC Advisory Board (banking) (1993-1998); Director, American School of Classical Studies in Athens (1997-Present); and Trustee, Emeriti Retirement Health Solutions (post-retirement medical insurance program for non-profit institutions) (Since 2005).

			Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Wilma J. Smelcer Age: 56	Trustee	Since 2001	Chairman, Bank of America, Illinois (banking) (1998-January 2001); and Governor, Board of Governors, Chicago Stock Exchange (national securities exchange) (April 2001-April 2004). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	Lawson Products Inc. (distributor of industrial products).

GOLDMAN SACHS SPECIALTY FUNDS

Trustees and Officers (Unaudited) (continued)

Independent Trustees

Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Richard P. Strubel Age: 66	Trustee	Since 1987	Vice Chairman and Director, Cardean Learning Group (provider of educational services via the internet) (2003-Present); President, COO and Director, Cardean Learning Group (1999-2003); Director, Cantilever Technologies, Inc. (a private software company) (1999-Present); Trustee, The University of Chicago (1987-Present); and Managing Director, Tandem Partners, Inc. (management services firm) (1990-1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	Gildan Activewear Inc. (an activewear clothing marketing and manufacturing company); Unext, Inc. (provider of educational services via the internet); Northern Mutual Fund Complex (53 Portfolios).

Interested Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

*Alan A. Shuch Age: 56	Trustee	Since 1990	Advisory Director—GSAM (May 1999-Present); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994-May 1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

*Kaysie P. Uniacke Age: 44	Trustee & President	Since 2001	Managing Director, GSAM (1997-Present).	72	None
Since 2002	Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

President—Goldman Sachs Mutual Fund Complex (2002- Present) (registered investment companies).

			Assistant Secretary—Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs, One New York Plaza, 37th Floor, New York, New York, 10004, Attn: Howard B. Surloff.
[2]	The Trust is a successor to a Massachusetts business trust that was combined with the Trust on April 30, 1997.
[3]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) the date the Trustee attains the age of 72 years (in accordance with the current resolutions of the Board of Trustees, which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust.
[4]	The Goldman Sachs Mutual Fund Complex consists of the Trust and Goldman Sachs Variable Insurance Trust. As of December 31, 2005, the Trust consisted of 61 portfolios, including the Funds described in this Annual Report, and Goldman Sachs Variable Insurance Trust consisted of 11 portfolios.
[5]	This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.

Additional information about the Trustees is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States of America): 1-800-292-4726

GOLDMAN SACHS SPECIALTY FUNDS

Trustees and Officers (Unaudited) (continued)

Officers of the Trust*

Term of
Office and
Name,	Position(s) Held	Length of
Address and Age	With the Trust	Time Served[1]	Principal Occupation(s) During Past 5 Years

Kaysie P. Uniacke 32 Old Slip New York, NY 10005 Age: 44	President & Trustee	Since 2002 Since 2001	Managing Director, GSAM (1997-Present).

Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

President—Goldman Sachs Mutual Fund Complex (registered investment companies).

Assistant Secretary—Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

James A. Fitzpatrick 71 South Wacker Drive Suite 500 Chicago, IL 60606 Age: 45	Vice President	Since 1997	Managing Director, Goldman Sachs (October 1999-Present); and Vice President of GSAM (April 1997-December 1999). Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

James A. McNamara 32 Old Slip New York, NY 10005 Age: 43	Vice President	Since 2001	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies) (December 2002-May 2004).

John M. Perlowski 32 Old Slip New York, NY 10005 Age: 41	Treasurer	Since 1997	Managing Director, Goldman Sachs (November 2003-Present) and Vice President, Goldman Sachs (July 1995-November 2003). Treasurer—Goldman Sachs Mutual Fund Complex (registered investment companies).

Howard B. Surloff One New York Plaza 37th Floor New York, NY 10004 Age: 40	Secretary	Since 2001	Managing Director, Goldman Sachs (November 2002-Present); Associate General Counsel, Goldman Sachs and General Counsel to the U.S. Funds Group (December 1997-Present).

Secretary—Goldman Sachs Mutual Fund Complex (registered investment companies) (2001-Present) and Assistant Secretary prior thereto.

[1]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

Goldman Sachs Specialty Funds — Tax Information (Unaudited)

For the year ended December 31, 2005, 100% and 3.98% of the dividends paid from net investment company taxable income by the Structured Tax-Managed Equity Fund and Real Estate Securities Fund, respectively, qualify for the dividends received deduction available to corporations.

Pursuant to Section 852 of the Internal Revenue Code, the Real Estate Securities Fund designated $41,717,561 as capital gain dividends paid during the year ended December 31, 2005. Of the amount designated by the Real Estate Securities Fund, $40,259,018 is taxed at a maximum rate of 15% while the balance is taxed at a maximum rate of 25%.

For the year ended December 31, 2005, 100% and 0.97% of the dividends paid from net investment company taxable income by the Structured Tax-Managed Equity Fund and Real Estate Securities Fund, respectively, qualify for the reduced tax rate under the Jobs and Growth Tax Relief and Reconciliation Act of 2003.

Pursuant to Section 871(k) of the Internal Revenue Code, the Real Estate Securities Fund designated $1,277,731 as short-term capital gain dividends.

FUNDS PROFILE

Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, the **Investment Management Division** of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With portfolio management teams located around the world — and $526.4 billion in assets under management as of December 31, 2005 — our investment professionals bring firsthand knowledge of local markets to every investment decision, making us one of the few truly global asset managers.

THE GOLDMAN SACHS ADVANTAGE

Our goal is to deliver:

Strong, Consistent Investment Results

- Global Resources and Global Research
- Team Approach
- Disciplined Processes

Innovative, Value-Added Investment Products

- Thoughtful Solutions
- Risk Management

Outstanding Client Service

- Dedicated Service Teams
- Excellence and Integrity

GOLDMAN SACHS FUNDS

In building a globally diversified portfolio, you can select from more than 50 Goldman Sachs Funds and gain access to investment opportunities across borders, investment styles, asset classes and security capitalizations.


INTERNATIONAL EQUITY
Higher Risk/Return
DOMESTIC EQUITY
ASSET ALLOCATION PORTFOLIOS
SPECIALTY
FIXED INCOME
MONEY MARKET
Lower Risk/Return

International Equity Funds

- Asia Equity Fund[2]
- Emerging Markets Equity Fund
- International Small Cap Fund[2]
- Japanese Equity Fund
- European Equity Fund
- International Equity Fund
- Structured International Equity Fund[2]

Domestic Equity Funds

- Small Cap Value Fund
- Structured Small Cap Equity Fund[2]
- Small/Mid Cap Growth Fund
- Growth Opportunities Fund
- Mid Cap Value Fund
- Concentrated Growth Fund
- Research Select Fund℠
- Strategic Growth Fund
- Capital Growth Fund
- Large Cap Value Fund
- Growth and Income Fund
- Structured Large Cap Growth Fund[2]
- Structured Large Cap Value Fund[2]
- Structured U.S. Equity Fund[2]

Asset Allocation Funds

- Balanced Fund
- Asset Allocation Portfolios

Specialty Funds

- Tollkeeper Fund℠
- Structured Tax-Managed Equity Fund[2]
- U.S. Equity Dividend and Premium Fund
- Real Estate Securities Fund

Fixed Income Funds

- Emerging Markets Debt Fund
- High Yield Fund
- High Yield Municipal Fund
- Global Income Fund
- Investment Grade Credit Fund
- Core Fixed Income Fund
- Government Income Fund
- U.S. Mortgages Fund
- Municipal Income Fund
- California Intermediate AMT-Free Fund
- New York Intermediate AMT-Free Fund
- Short Duration Tax-Free Fund
- Short Duration Government Fund
- Ultra-Short Duration Government Fund
- Enhanced Income Fund

Money Market Funds[1]

[1] An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.

[2] Effective December 30, 2005, the Asia Growth Fund was renamed the Asia Equity Fund and the International Growth Opportunities Fund was renamed the International Small Cap Fund. Also effective December 30, 2005, the CORE International Equity, CORE Small Cap Equity, CORE Large Cap Growth, CORE Large Cap Value and CORE U.S. Equity Funds were renamed, respectively, the Structured International Equity, Structured Small Cap Equity, Structured Large Cap Growth, Structured Large Cap Value Funds and Structured U.S. Equity. Effective January 6, 2006, the CORE Tax-Managed Equity Fund was renamed the Structured Tax-Managed Equity Fund.

The Goldman Sachs Research Select Fund℠, Tollkeeper Fund℠ and CORE℠ are registered service marks of Goldman, Sachs & Co.

GOLDMAN SACHS ASSET MANAGEMENT, L.P. 32 OLD SLIP, 32ND FLOOR, NEW YORK, NEW YORK 10005 T R U S T E E S O F F I C E R S Ashok N. Bakhru, Chairman Kaysie P. Uniacke, President John P. Coblentz, Jr. James A. Fitzpatrick, Vice President Patrick T. Harker James A. McNamara, Vice President Mary Patterson McPherson John M. Perlowski, Treasurer Alan A. Shuch Howard B. Surloff, Secretary Wilma J. Smelcer Richard P. Strubel Kaysie P. Uniacke G O L D M A N , S AC H S & CO. G O L D M A N S AC H S A S S E T M A N AG E M E N T, L . P. Distributor and Transfer Agent Investment Adviser Visit our Web site at www.gs.com/funds to obtain the most recent month-end returns. The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed. A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (ii) on the Securities and Exchange Commission Web site at http://www.sec.gov. The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. Beginning the fiscal quarter ended September 30, 2004 and every first and third fiscal quarter thereafter, the Funds’ Form N-Q will become available on the SEC’s website at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. When available, the Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.When available, Form N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders). The Goldman Sachs TollkeeperSM and Real Estate Securities Funds may invest in foreign securities, which may be more volatile and less liquid than investment in U.S. securities and will be subject to the risks of currency fluctuations and sudden economic or political developments. At times, the Funds may be unable to sell certain of their portfolio securities without a substantial drop in price, if at all. The Goldman Sachs TollkeeperSM and Real Estate Securities Funds may participate in the Initial Public Offering (IPO) market, and a portion of the Funds’ returns consequently may be attributable to its investment in IPOs. The market value of IPO shares may fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, and the small number of shares available for trading and limited information about the issuer. When a fund’s asset base is small, IPOs may have a magnified impact on the fund’s performance. As a fund ’s assets grow, it is probable that the effect of the fund’s investment in IPOs on its total returns may not be as significant, which could reduce the fund’s performance. Holdings and allocations shown may not be representative of current or future investments. Holdings and allocations may not include the Fund’s entire investment portfolio, which may change at any time. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. Goldman Sachs Tollkeeper FundSM and CORESM are registered service marks of Goldman, Sachs & Co. This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus. Please consider a Fund’s objectives, risks, and charges and expenses, and read the Prospectus carefully before investing. The Prospectus contains this and other information about the Funds. Copyright 2006 Goldman, Sachs & Co. All rights reserved. Date of first use: March 1, 2006 06-308 SPECAR / 86.0K / 03-06